UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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EXTREME NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Extreme Networks, Inc.

3585 Monroe Street

Santa Clara, California 95051

(408) 579-2800

November     , 2010

Dear Stockholder:

You are cordially invited to attend our 2010 Annual Meeting of Stockholders to be held on Wednesday, December 15, 2010 at 2:00 p.m. Pacific Time at the Executive Briefing Center at our headquarters located at 3585 Monroe Street, Santa Clara, California 95051.

At this meeting, you are being requested to:

•	Elect two Class III members of the Board of Directors for a three-year term,

•	Approve the amendment and restatement of our Restated Certificate of Incorporation, as amended to date, in order to declassify our Board of Directors,

•	Ratify the appointment of our independent auditors for our fiscal year ending June 26, 2011, and

•	Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Our Board of Directors recommends that you vote in favor of these proposals. Please refer to the Notice of Annual Meeting of Stockholders and Proxy Statement for further information on each of these proposals.

It is important that you use this opportunity to take part in the affairs of Extreme Networks by voting on the business to come before this meeting. After reading the Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 27, 2010, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to ensure that your shares are represented. We also provide our stockholders the opportunity to receive stockholder communications electronically. If you elected for electronic delivery of the Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 27, 2010, you will not be receiving a proxy card and must vote electronically. For more information, see “Electronic Delivery of Stockholder Communications” in the Proxy Statement.

If you have any further questions concerning the annual meeting or either of the proposals, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (212) 929-5500 or our investor relations department at (408) 579-3030. We look forward to your attendance at the annual meeting.

Yours Very Truly,

Oscar Rodriguez President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 15, 2010

TO THE STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders of Extreme Networks, Inc., a Delaware corporation, will be held on Wednesday, December 15, 2010 at 2:00 p.m. Pacific Time at the Executive Briefing Center at our headquarters located at 3585 Monroe Street, Santa Clara, California 95051, in order to:

1.	Elect two Class III directors to hold office for a three-year term and until their successors are elected and qualified or until their earlier resignation or removal,

2.	Approve the amendment and restatement of our Restated Certificate of Incorporation, as amended to date, in order to declassify our Board of Directors,

3.	Ratify the appointment of KPMG LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending June 26, 2011, and

4.	Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on October 20, 2010 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to attend and vote at the meeting will be available for review by any stockholder during normal business hours at our headquarters located at 3585 Monroe Street, Santa Clara, California 95051.

BY ORDER OF THE BOARD OF DIRECTORS,

Diane C. Honda Vice President, General Counsel and Secretary

Santa Clara, California

November     , 2010

IMPORTANT: To assure your representation at the meeting, please complete, sign, date and return the enclosed proxy card in the enclosed envelope or follow the instructions on the enclosed proxy card to vote by telephone or via the Internet. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

TO THE PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING	1
General	1
Who May Vote	1
Voting Your Proxy	1
Votes Needed to Hold the Meeting	2
Matters to Be Voted On at the Meeting	2
Cost of This Proxy Solicitation	3
Attending the Meeting	3
Changing Your Vote	3
Our Voting Recommendations	3
Voting Results	3
Electronic Delivery of Stockholder Communications	4
How To Obtain A Separate Set of Voting Materials	4

PROPOSAL ONE: ELECTION OF DIRECTORS	5
Vote Required and Board of Directors Recommendation	5

BOARD OF DIRECTORS	6
Class I Directors Serving a Term Expiring at the 2011 Annual Meeting	6
Class II Directors Serving a Term Expiring at the 2012 Annual Meeting	7
Class III Directors Serving a Term Expiring at the 2010 Annual Meeting	8
Arrangements Regarding Appointment of Directors	8

CORPORATE GOVERNANCE	9
Board Leadership Structure	10
Board’s Role in Risk Oversight	10
Meetings of the Board of Directors	11
Executive Sessions	11
Committees of the Board of Directors	11
Compensation Committee Interlocks and Insider Participation	12
Director Nominations	12
Communications with Directors	14
Director Attendance at Annual Meetings	14
Section 16(a) Beneficial Ownership Reporting Compliance	15
Code of Ethics and Corporate Governance Materials	15

DIRECTOR COMPENSATION	15

PROPOSAL TWO: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED TO DATE, IN ORDER TO DECLASSIFY OUR BOARD OF DIRECTORS	18
Background	18
Summary of Proposed Amendments to the Certificate of Incorporation	18
Vote Required and Board of Directors Recommendation	19

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 26, 2011	20
Principal Accounting Fees and Services	21
Vote Required and Board of Directors Recommendation	21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22

EXECUTIVE COMPENSATION AND OTHER MATTERS	24
Compensation Discussion and Analysis	24

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EXTREME NETWORKS, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors, or our Board, is requesting that you permit your common stock to be represented at the Annual Meeting of Stockholders of Extreme Networks, to be held on Wednesday, December 15, 2010, which we refer to as the “2010 Annual Meeting,” or at any postponement or adjournment thereof, by the proxies named on the enclosed proxy card for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the 2010 Annual Meeting. Please read it carefully. Voting materials, which include this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended June 27, 2010, or our 2010 Annual Report, and the accompanying proxy card, are first being mailed on or about November     , 2010 to all stockholders entitled to vote at the 2010 Annual Meeting, and, on or about the same date, electronic versions of these documents are being sent via email to stockholders who have registered for electronic delivery.

In this Proxy Statement, Extreme Networks may also be referred to as “we,” “our,” or “us.”

Who May Vote

You may vote your shares of Extreme Networks’ common stock if our records show that you owned your shares on October 20, 2010. At the close of business on that date, 90,879,737 shares of Extreme Networks’ common stock were outstanding and eligible to vote. You are entitled to one vote for each share you hold.

Voting Your Proxy

All valid proxies received before the 2010 Annual Meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal.

To assure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the 2010 Annual Meeting in person. Instructions for voting by telephone, by using the Internet or by mail are on your proxy card. When you vote via the Internet or by phone, your vote is recorded immediately. We encourage our stockholders to vote using these methods whenever possible. If you attend the 2010 Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the 2010 Annual Meeting. A stockholder who has given a proxy may revoke it at any time before it is exercised by (i) filing with the Investor Relations department of Extreme Networks or MacKenzie Partners, Inc. a written revocation or a duly executed proxy bearing a later date, or (ii) by voting in person at the 2010 Annual Meeting.

For those stockholders who are voting by Internet and received notification by mail, follow these steps:

1.	Log on to http://www.proxyvote.com. To access an electronic ballot, enter the twelve-digit number contained in the proxy card or voting instruction form accompanying this Proxy Statement.

2.	Complete the electronic ballot and submit your voting instructions.

3.	Provide your email address if you want confirmation of your voting instructions.

Or, for those stockholders who are voting by Internet and received notification by email, follow these steps:

1.	Log on to http://www.proxyvote.com. To access an electronic ballot, enter the twelve-digit number contained in your email message and the personal identification number (PIN) you used when you enrolled for electronic delivery.

2.	The ballot displayed contains Internet links to the applicable materials; read them carefully.

3.	Complete the electronic ballot and submit your voting instructions.

For those stockholders who are voting by telephone, follow these steps:

1.	Dial 1-800-690-6903 using a touch-tone telephone.

2.	You will be prompted to enter the twelve-digit number contained in the proxy card or voting instruction form accompanying this Proxy Statement.

3.	Follow the instructions the vote voice provides you to submit your voting instructions.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the 2010 Annual Meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that broker, bank or other nominee. For shares held through a broker, bank or other nominee, follow the voting instructions on the form you receive from your broker, bank or other nominee. If you provide specific voting instructions, your shares will be voted as you have instructed. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board. All shares represented by valid proxies received before the 2010 Annual Meeting will be voted.

Votes Needed to Hold the Meeting

The 2010 Annual Meeting will be held if a majority of the Extreme Networks’ outstanding shares of common stock entitled to vote, whether present in person or represented by proxy, is represented at the meeting. This is called a “quorum.” Your shares will be counted for purposes of determining if there is a quorum if you either are present and vote in person at the 2010 Annual Meeting, or you have properly submitted a proxy card or voted by telephone or by using the Internet, even if you wish to abstain from voting on some or all matters introduced at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner. Under the rules regulating brokers, banks and other nominees who are members of the New York Stock Exchange and the NASDAQ, brokers, banks or other nominees that have not received voting instructions from a customer ten days prior to the date of the 2010 Annual Meeting may vote the customer’s shares in discretion of the broker, bank or other nominee on proposals regarding routine matters, which in most cases includes the ratification of the appointment of the independent registered public accounting firm. However, the election of directors is considered a “non-discretionary” item, which means that your broker, bank or other nominee cannot vote your shares to elect directors without your specific instructions.

Matters to Be Voted On at the Meeting

The following proposals will be presented for your consideration at the 2010 Annual Meeting:

1.	A proposal to elect two Class III directors to hold office for a three-year term and until their successors are elected and qualified or until their earlier resignation or removal, and

2.	A proposal to amend and restate our Restated Certificate of Incorporation, as amended to date, in order to declassify our Board of Directors.

3.	A proposal to ratify the appointment of KPMG LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending June 26, 2011.

You will also be asked to transact such other business as may properly come before the 2010 Annual Meeting.

Cost of This Proxy Solicitation

We are paying the costs of the solicitation. We may reimburse brokers, banks and other nominees for reasonable expenses incurred in connection with forwarding our proxy materials to beneficial owners. Our employees, directors, officers and others may solicit proxies on our behalf, personally or by telephone, without additional compensation. We are soliciting proxies electronically through the Internet from stockholders who previously registered to receive proxy materials electronically through the Internet. In addition, we have engaged MacKenzie Partners, Inc. of New York City to assist in the soliciting of proxies for a fee of approximately $12,500 plus reasonable out-of-pocket expenses.

Attending the Meeting

Stockholders may attend our 2010 Annual Meeting in person. The 2010 Annual Meeting will be held at 2:00 p.m. Pacific Time on Wednesday, December 15, 2010 at the Executive Briefing Center at our headquarters located at 3585 Monroe Street, Santa Clara, California 95051.

You may vote shares held directly in your name in person at the 2010 Annual Meeting. If you choose to attend the 2010 Annual Meeting, please bring the enclosed proxy card or proof of identification for entrance to the meeting. If you want to vote shares that you hold in street name at the 2010 Annual Meeting, you must also request a legal proxy from your broker, bank or other nominee that holds your shares.

Changing Your Vote

You may revoke your proxy and change your vote at any time before the final vote at the 2010 Annual Meeting. You may do this by signing a new proxy card with a later date, voting on a later date by telephone or by using the Internet (only your latest telephone or Internet proxy is counted), or by attending the 2010 Annual Meeting and voting in person. However, your attendance at the 2010 Annual Meeting will not automatically revoke your proxy; you must specifically revoke your proxy. See “Voting Your Proxy” above for further instructions.

Our Voting Recommendations

Our Board recommends that you vote:

•	“FOR” the election of two Class III directors to hold office for a three-year term and until their successors are elected and qualified or until their earlier resignation or removal, and

•	“FOR” approval of the amendment and restatement of our Restated Certificate of Incorporation, as amended to date, in order to declassify our Board of Directors.

•	“FOR” ratification of the appointment of KPMG LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending June 26, 2011.

Voting Results

The preliminary voting results will be announced at the 2010 Annual Meeting. The final voting results will be published in a current report on Form 8-K within four (4) days of adjournment of the 2010 Annual Meeting.

Electronic Delivery of Stockholder Communications

This year we are pleased to again offer our stockholders the opportunity to receive stockholder communications electronically. By signing up for electronic delivery, you can receive our Annual Reports on Form 10-K and proxy statements via email notification as soon as these are available. You may also submit your votes online in connection with stockholder meetings. This helps to reduce the number of paper documents in your personal files, eliminate duplicate mailings, conserve natural resources, and save on our printing and mailing costs. To sign up for electronic delivery, visit http://investor.extremenetworks.com and enter information for all of your Extreme Networks’ stockholdings. Your enrollment will be effective until canceled. You may access our notices of meeting of stockholders, proxy statements and Annual Reports on Form 10-K on the Internet at http://investor.extremenetworks.com. If you have questions about electronic delivery, please call our Investor Relations department at (408) 579-3030.

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Extreme Networks’ stock account, unless otherwise requested, pursuant to current householding rules, we are delivering only one set of voting materials, which includes proxy statements, proxy cards and Annual Reports on Form 10-K, to stockholders who share the same address.

How To Obtain A Separate Set of Voting Materials

If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling our proxy solicitor, MacKenzie Partners, Inc., toll free at (212) 929-5500 or our Investor Relations department at: (408) 579-3030. You may also write us at: Extreme Networks, Inc., 3585 Monroe Street, Santa Clara, CA 95051, Attn: Investor Relations. Upon such a request, we will promptly deliver voting materials to a stockholder at a shared address to which we delivered a single copy of voting materials.

PROPOSAL ONE:

ELECTION OF DIRECTORS

We currently have a classified Board of Directors consisting of three Class I directors, three Class II directors and two Class III directors. The current term of the Class III directors expires on the date of the upcoming 2010 annual meeting.

In October 2010, our Board unanimously voted to amend and restate our Restated Certificate of Incorporation to declassify the Board and to recommend the approval of the matter by our stockholders at the 2010 annual meeting. That proposal is Proposal Two, as described under the heading “Approval of the Amendment and Restatement of our Restated Certificate of Incorporation, as Amended to Date, in Order to Declassify our Board of Directors.” If Proposal Two is approved, directors who have been elected to three-year terms prior to the effectiveness of the amendment, including directors elected at the 2010 meeting, will complete those terms. Beginning with the 2011 annual meeting, directors elected by our stockholders at the 2011 annual meeting and at subsequent meetings will be subject to election for a one-year term expiring at the next annual meeting.

At the recommendation of the Nominating and Corporate Governance Committee, our Board’s nominees for election at the 2010 Annual Meeting as Class III directors are Charles Carinalli and John C. Shoemaker. Messrs. Carinalli and Shoemaker are each current members of our Board.

Please see below under the heading “Board of Directors” for information concerning each nominee. If elected, Messrs. Carinalli and Shoemaker will serve as directors until the annual meeting of stockholders in 2013 and until their successors are elected and qualified or until their earlier resignation or removal.

If either of Messrs. Carinalli and Shoemaker decline to serve or become unavailable for any reason, or if a vacancy otherwise occurs before the election, although management knows of no reason that this will occur, the proxies may be voted for a substitute nominee as the Nominating and Corporate Governance Committee or our Board may designate.

Vote Required and Board of Directors Recommendation

The persons receiving the highest number of votes represented by outstanding shares of common stock present or represented by proxy and entitled to vote at the 2010 Annual Meeting will be elected, assuming a quorum is present. Votes for, votes to withhold authority and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but broker non-votes will have no effect on the outcome of the election. If you sign and return a proxy card without giving specific voting instructions as to the election of any director, your shares will be voted in favor of the nominees recommended by our Board.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS

The following table provides information concerning the age, tenure on our board of directors, or our Board, and class of our directors and nominees.

Name	Age	Director Since	Class
Gordon L. Stitt, Chairman of the Board of Directors	54	1996	I
Kenneth Levy, Director	67	2001	I
Oscar Rodriguez, Director, President and Chief Executive Officer	50	2010	I
John H. Kispert, Director	47	2009	II
Edward B. Meyercord, III, Director	45	2009	II
Harry Silverglide, Director	64	2004	II
Charles Carinalli, Director	62	1996	III
John C. Shoemaker, Director	67	2007	III

Directors in Class I are serving a term expiring at the 2011 annual meeting of stockholders. Directors in Class II are serving a term expiring at the 2012 annual meeting of stockholders. Directors in Class III are serving a term expiring at the 2010 annual meeting of stockholders. There are no family relationships among any of our directors or executive officers.

The biographies of each of our directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and our Board to determine that the person should serve as a director.

Class I Directors Serving a Term Expiring at the 2011 Annual Meeting

Gordon L. Stitt.    Mr. Stitt has served as the Chairman of our Board since October 2006 and as a member of our Board since our inception in May 1996. In July 2009, Mr. Stitt also became a part-time employee performing services as a market development consultant for us. Mr. Stitt is one of our co-founders, served as our President and Chief Executive Officer from our inception until August 2006 and remained employed by us until December 2006. In 1989, Mr. Stitt co-founded Network Peripherals, Inc., a designer and manufacturer of high-speed networking technology. He served as Vice President of Marketing, then as Vice President and General Manager of the OEM Business Unit until 1995. Mr. Stitt holds a Bachelors of Science in Electrical Engineering and Computer Science from Santa Clara University and a Masters in Business Administration from the Haas School of Business of the University of California, Berkeley.

As our founder, and with experience as an executive in networking companies, Mr. Stitt has extensive experience in our industry and the markets for our products. Mr. Stitt provides our Board with expert perspective on industry trends and strategic opportunities, as well as insight into our operations, from execution, cultural, competitive and industry points of view.

Kenneth Levy.    Mr. Levy has served as one of our directors since October 2001. Mr. Levy is a private investor and the Chairman Emeritus of KLA-Tencor Corporation, a supplier of process control and yield management solutions for the semiconductor industry. Mr. Levy co-founded KLA Instruments, the predecessor to KLA-Tencor, and served as its Chairman of the Board and Chief Executive Officer. He served as Chairman of KLA-Tencor until 2006. Mr. Levy has also served on the Boards of Directors of Juniper Networks, Saifun Semiconductor, PowerDsine Inc. and various private companies. Mr. Levy holds a Bachelors of Science in Electrical Engineering from City College of New York and a Masters of Science in Electrical Engineering from Syracuse University. Mr. Levy is a member of the National Academy of Engineering.

Mr. Levy’s business, executive officer, and technology industry experience provides our Board with a valuable resource in understanding company operations and evaluating strategic opportunities.

Oscar Rodriguez.    Mr. Rodriguez has served as our President and Chief Executive Officer since August 2010 and as one of our directors since October 2010. From April 2007 to August 2010, Mr. Rodriguez served as a director and the Chief Executive Officer and President of Movius Interactive Corporation, a privately held leader in messaging, collaboration and mobile media solutions for service providers worldwide. Prior to joining Movius, beginning in April 2006, Mr. Rodriguez served as the Vice President of the Carrier Ethernet business and the Chief Marketing Officer of Alcatel-Lucent’s Enterprise Business Group. From August 2003 until April 2006, Mr. Rodriguez served as Chief Executive Officer, President and a director of Riverstone Networks, Inc., a provider of carrier ethernet infrastructure solutions for business and residential communications services, until it was acquired by Lucent Technologies in April 2006. From October 2000 to August 2003, Mr. Rodriguez held various positions at Nortel Networks Corporation, a telecommunications systems company, including as Divisional President, Enterprise Solutions Business; Divisional President, Intelligent Internet Business; and Vice President Portfolio & Operations, Local Internet Business. Mr. Rodriguez is a member of the board of directors of EXAR Corporation, a semiconductor company based in Silicon Valley, and also sits on the Dean’s Board of Advisors for the College of Engineering at the University of Central Florida. Mr. Rodriguez holds a B.S. in computer engineering from the University of Central Florida and an MBA from the Kenan-Flagler Business School at the University of North Carolina, Chapel Hill.

Mr. Rodriguez has extensive executive experience in the communications technology industry and provides strong financial and operational expertise to our Board. As our current President and Chief Executive Officer, Mr. Rodriguez also provides our Board with important insights about our company and its operations.

Class II Directors Serving a Term Expiring at the 2012 Annual Meeting

John H. Kispert.    Mr. Kispert has served as one of our directors since May 2009. In February 2009, Mr. Kispert was hired to serve as President and Chief Executive Officer of Spansion, Inc., a publicly-traded manufacturer of flash memory products, to oversee that company’s reorganization of its business and is a director of Spansion. From 1995 to February 2009, Mr. Kispert held various executive management positions at KLA-Tencor Corporation, including President and Chief Operation Officer, Executive Vice President and Chief Financial Officer and Vice President, Finance and Accounting. Previously, Mr. Kispert served in a number of positions with the IBM Corporation. Mr. Kispert received his bachelor’s degree in Political Science from Grinnell College and his MBA from the University of California, Los Angeles.

Mr. Kispert has extensive management and leadership experience and provides our Board with technology, leadership and financial expertise that aids our board in understanding corporate needs and strategic opportunities.

Edward B. Meyercord, III.    Mr. Meyercord has served as one of our directors since October 2009. Mr. Meyercord currently serves as Chief Executive Officer and Director of Critical Alert Systems LLC, a private company that provides wireless communications services, where he has served since July 2010. Prior to Critical Alert Systems, he was the founder and President of Council Rock Advisors LLC, a private company that provides advisory services. From December 2006 until January 2009, Mr. Meyercord served as Chief Executive Officer of Cavalier Telephone & TV, a privately held voice and data services. Prior to the sale to Cavalier Telephone & TV in December 2006, Mr. Meyercord served as Chief Executive Officer and a member of the board of directors of Talk America, Inc., a publicly traded provider of phone and internet services to consumers and small businesses. Mr. Meyercord also serves on the board of directors of Tollgrade Communications Inc., a publicly traded provider of test and measurement systems for communications networks and electrical power grids. Mr. Meyercord received his bachelor’s degree in Economics from Trinity College in Hartford, CT and his MBA from New York University.

Mr. Meyercord has extensive executive experience in corporate finance, risk assessment and management. His background in the telecommunications industry provides our Board with valuable industry expertise in one of our key markets.

Harry Silverglide.    Mr. Silverglide has served as one of our directors since June 2004. From January 1997 to July 2002, Mr. Silverglide served as our Vice President of Sales. From May 1995 to January 1997, he served as Vice President of Western Region Sales for Bay Networks. From July 1994 to May 1995, he served as Vice President of Sales for Centillion Networks, a provider of LAN switching products which was acquired by Bay Networks in 1995.

Mr. Silverglide’s experience, and particularly his extensive experience in sales and sales organizations, including his experience with our sales organization and distribution channels, provides our Board with valuable insight regarding sales management and sales strategy.

Class III Directors Serving a Term Expiring at the 2010 Annual Meeting

Charles Carinalli.    Mr. Carinalli has served as one of our directors since October 1996 and is currently a Principal of Carinalli Ventures. From 1999 to May 2002, Mr. Carinalli was Chief Executive Officer and a director of Adaptive Silicon, Inc., a developer of semiconductors. From November 2000 to November 2001, Mr. Carinalli served as Chairman of Clearwater Communications, Inc., a privately held telecommunications company. From December 1996 to July 1999, Mr. Carinalli served as President, Chief Executive Officer and a director of Wavespan, Inc., a developer of wireless broadband access systems that was acquired by Proxim, Inc. From 1970 to 1996, Mr. Carinalli served in various positions for National Semiconductor, Inc., a publicly traded company developing analog-based semiconductor products, most recently as Senior Vice President and Chief Technical Officer. Mr. Carinalli also serves on the boards of directors of Fairchild Semiconductor, a semiconductor company and Atmel Corporation, a semiconductor company. Mr. Carinalli holds a Bachelors of Science in Electrical Engineering from the University of California, Berkeley and a Masters of Science in Electrical Engineering from Santa Clara University.

Mr. Carinalli provides our Board with extensive engineering and engineering management expertise, as well as management expertise and technology expertise, which aids our Board in understanding product development, engineering management and strategic planning, as well as risk assessment and planning.

John C. Shoemaker.    Mr. Shoemaker has served as one of our directors since October 2007. From 1990 to June 2004, Mr. Shoemaker held various executive management positions at Sun Microsystems, Inc., including as Executive Vice President, Worldwide Operations Organizations, and Executive Vice President and General Manager for its Computer Systems Division. Previously, Mr. Shoemaker served in a number of senior executive positions with the Xerox Corporation, a provider of document management technology and services. Mr. Shoemaker is a director of Altera Inc., a provider of programmable logic solutions, and has served on the board of directors of SonicWALL, Inc., formerly a network security and remote access software firm. Mr. Shoemaker holds a Bachelor of Arts degree from Hanover College and a Masters in Business Administration from Indiana University’s Kelley School of Business, where he is Principal Director of the Indiana University Foundation.

Mr. Shoemaker has extensive executive experience in senior level management positions in the technology industry, particularly in hardware systems, and provides strong operational, management and financial expertise to our Board.

Arrangements Regarding Appointment of Directors

Oscar Rodriguez, our President and Chief Executive Officer, was appointed to our Board in connection with an offer letter of employment we entered into with him in August 2010. Pursuant to the offer letter, Mr. Rodriguez must immediately resign as a member of our Board upon the date his employment with us terminates.

In October 2010 we entered into an agreement with several entities and natural persons associated with Ramius Advisors, who we collectively refer to as the “Ramius Group.” Pursuant to the agreement, we increased the size of our Board to nine directors, creating a vacancy, and we agreed to a process for the appointment of a person to fill the vacant position. Ramius Group may to recommend to our Board a director candidate who is unaffiliated with the Ramius Group to fill the Class III vacancy. The candidate must qualify as “independent” under NASDAQ corporate governance standards and have relevant business and financial experience consistent with our guidelines relating to director qualifications and Board composition. Our Board may either elect such person to our Board or decline to elect such person and permit the Ramius Group to nominate a further person for our Board’s consideration, until a director is elected to fill such vacancy. We agreed to appoint such director to certain committees of our Board. We also agreed to solicit and seek to obtain proxies in favor of an amendment to our certificate of incorporation for approval by our stockholders at the 2010 Annual Meeting to declassify our Board over a period of three years.

CORPORATE GOVERNANCE

Our Board currently consists of eight directors, and one vacancy. Currently, the directors are divided into three classes – Class I, Class II and Class III, with each class consisting of a minimum of two directors and each class having a three-year term. The Class I directors are Gordon L. Stitt, Kenneth Levy and Oscar Rodriguez. The Class II directors are John H. Kispert, Edward B. Meyercord, III and Harry Silverglide. The Class III directors are Charles Carinalli and John C. Shoemaker. As set forth in Proposal Two, we are submitting a proposal to our stockholders to declassify our Board over a three year period and provide for the annual election of all directors.

Our Board has determined that, other than Gordon L. Stitt and Oscar Rodriguez, each member of our Board is an independent director for purposes of the NASDAQ Marketplace Rules. In making these independence determinations, our Board has concluded that these directors do not have an employment, business, family or other relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Currently, our Class I, Class II and Class III directors serve until the annual meetings of stockholders to be held in 2011, 2012 and 2010, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, the successors to directors whose terms expire at that meeting are elected to serve from the time of election and qualification until the third annual meeting following their election. Our Board has a mandatory retirement age of seventy (70).

Charles Carinalli was elected in 2004 by the independent members of our Board as the Lead Independent Director, or our Lead Director. The independent directors extended Mr. Carinalli’s term by one year to October 2010. The Board may determine to elect Mr. Carinalli as Lead Director for one or more additional terms. Mr. Carinalli’s duties as Lead Director include:

•	chairing executive sessions of the independent directors;

•

serving as liaison between the Chairman of our Board and the independent directors, including, communicating to the Chairman and Chief Executive Officer, as appropriate, the results of executive sessions of the independent directors;

•	ensuring that independent directors have adequate opportunities to meet without management present;

•	serving as designated contact for communication to independent directors, including being available for consultation and direct communication with major stockholders;

•	ensuring that the independent directors have an opportunity to provide input on the agenda for meetings of our Board;

•	assuring that there is sufficient time for discussion of all agenda items; and

•	receiving, distributing to our Board and arranging responses to communications from stockholders, and being identified as the recipient of these communications in the annual meeting proxy statement.

Our Board elects our President, Chief Financial Officer, Secretary and all executive officers. All executive officers serve at the discretion of our Board. Each of our officers devotes his or her full time to our affairs. Our directors devote time to our affairs as is necessary to discharge their duties. In addition, our Board has the authority to retain its own advisers to assist it in the discharge of its duties. There are no family relationships among any of our directors, officers or key employees.

Board Leadership Structure

Our Board leadership structure currently consists of Chairman, a Chief Executive Officer and a Lead Director. In the current structure, the roles of Chief Executive Officer and Chairman of our Board are separated, and the Lead Director is elected annually by all independent directors. Gordon L. Stitt has served as the Chairman of our Board since October 2006, while Oscar Rodriguez serves as our President and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on setting our strategic direction and for day-to-day leadership and performance, while allowing the Chairman of our Board to lead our Board in its fundamental role of providing advice to, and independent oversight of, management. As an important supplement to this structure, our Board appoints a Lead Director, generally to serve for a terms of no more than six years. Since July 2004 the independent members of our Board have elected Charles Carinalli to serve as Lead Director. The Chairman of our Board and our Chief Executive Officer periodically consult with our Lead Director on matters and issues facing the company, and our Lead Director liaises with the Chairman of our Board and with our Chief Executive Officer on behalf of our independent directors.

Our Board recognizes the time, effort, and energy that our Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitments required to serve as the Chairman of our Board and as Lead Director, particularly as our Board’s oversight responsibilities continue to grow. While our Bylaws and Corporate Governance Guidelines do not require that the Chairman of our Board and Chief Executive Officer positions be separate, our Board believes that separating these positions, and having a Lead Director liaise with each of them, is the appropriate leadership structure for us at this time and results in an effective balancing of responsibilities, experience and independent perspective to meet the current corporate governance needs and oversight responsibilities of our Board.

Board’s Role in Risk Oversight

Our Board has an active role, as a whole and also at the committee level, in overseeing management of the risks we face. This role is one of informed oversight rather than direct management of risk. Our Board regularly reviews and consults with management on strategic direction, challenges and risks we face. Our Board also reviews and discusses with management quarterly financial results and forecasts. The Audit Committee of our Board oversees management of financial risks, and its charter tasks the committee to provide oversight of and review at least annually our risk management policies, including its investment policies and anti-fraud program. The Compensation Committee of our Board is responsible for overseeing the management of risks relating to and arising from our executive compensation plans and arrangements. These committees provide regular reports, generally on a quarterly basis, to the full Board.

Management is tasked with the direct management and oversight of legal, financial, and commercial compliance matters, which includes identification and mitigation of associated areas of risk. The General Counsel provides regular reports of legal risks to the Audit Committee and our Board. The Chief Financial Officer, the Controller and Vice President of Internal Audit provide regular reports to the Audit Committee concerning financial, tax and audit related risks. In addition, the Audit Committee receives periodic reports from management on our compliance programs and efforts, investment policy and practices and the results of various internal audit projects. Management and the Compensation Committee’s compensation consultant provide analysis of risks related to our compensation programs and practices to the Compensation Committee.

Meetings of the Board of Directors

Our Board held 13 meetings during the fiscal year ended June 27, 2010. No director serving on our Board in fiscal year 2010 attended fewer than 75% of the aggregate of the meetings of our Board and the meetings of the committees on which he served.

Executive Sessions

The independent members of our Board meet regularly in executive session (without the participation of executive officers or other non-independent directors), generally before or after a regularly scheduled Board meetings or at such other times requested by our independent directors. Executive sessions of the independent directors are chaired by our Lead Director. The executive sessions include discussions and recommendations regarding guidance to be provided to the Chief Executive Officer and such topics as the independent directors determine.

Committees of the Board of Directors

Our Board has a separately-designated standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our Board has adopted a written charter for each of these committees, each of which is available on our website at http://www.extremenetworks.com/about-extreme/corp-governance.aspx.

Current Committee Membership

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Charles Carinalli	Member	Chairman	Member
John H. Kispert	Chairman
Kenneth Levy			Chairman
Harry Silverglide	Member
John C. Shoemaker	Member	Member
Edward B. Meyercord, III		Member

Audit Committee.    The current members of the Audit Committee are Messrs. Carinalli, Kispert, Silverglide and Shoemaker. Each member of the Audit Committee has been determined by our Board to be independent for purposes of the NASDAQ Marketplace Rules and the rules of the SEC as these rules apply to audit committee members. Our Board has determined that Mr. Kispert is an audit committee financial expert, as defined in the rules of the SEC. The Audit Committee retains our independent auditors, reviews and approves the planned scope, proposed fee arrangements and terms of engagement of the independent auditors, reviews the results of the annual audit of our financial statements and the interim reviews of our unaudited financial statements, evaluates the adequacy of accounting and financial controls, reviews the independence of our auditors, and oversees our financial reporting on behalf of our Board. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints received by us regarding questionable accounting or auditing matters, including the anonymous submission by our employees of concerns regarding accounting or auditing matters. In addition, the Audit Committee reviews with our independent auditors the scope and timing of their audit services and any other services they are asked to perform, the independent auditor’s report on our consolidated financial statements following completion of their audit, and our critical accounting policies and procedures and policies with respect to our internal accounting and financial controls. The Audit Committee also assists our Board in fulfilling its oversight responsibilities with respect to financial risks, including risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements. The Audit Committee held four meetings during the fiscal year ended June 27, 2010.

Compensation Committee.    The current members of the Compensation Committee are Messrs. Carinalli, Shoemaker and Meyercord. Each member of the Compensation Committee has been determined by our Board to be independent for purposes of the NASDAQ Marketplace Rules as they apply to compensation committee members. The Compensation Committee has responsibility for, among other things, discharging our Board’s responsibilities relating to compensation and benefits of our officers, including responsibility for evaluating and reporting to our Board on matters concerning management performance, officer compensation and benefits plans and programs. In carrying out these responsibilities, the Compensation Committee is required to review all components of executive officer compensation for consistency with our compensation philosophy. The Compensation Committee also administers our stock option plans and stock incentive plans. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The charter of the Compensation Committee provides that the Compensation Committee may delegate duties or responsibilities to subcommittees or to one member of the Compensation Committee from time to time, as appropriate. However, historically the Compensation Committee has delegated duties or responsibilities only under limited circumstances. Our President and Chief Executive Officer and our Head of Human Resources assist the Compensation Committee in its deliberations with respect to the compensation of our executive officers, except that our Chief Executive Officer does not play a role in the Compensation Committee’s deliberations regarding his own compensation determination, other than discussing his performance objectives with the Compensation Committee. The other executive officers do not play a role in the Compensation Committee’s deliberations regarding their own compensation determination, except that each executive officer discusses his or her individual performance objectives with our Chief Executive Officer, and our General Counsel may be present for deliberations and may provide advice to the Compensation Committee regarding legal issues associated with compensation plans and decisions. The Compensation Committee held thirteen meetings during the fiscal year ended June 27, 2010. For more information about the Compensation Committee, see the discussion below under the heading “Executive Compensation.”

Nominating and Corporate Governance Committee.    The current members of the Nominating and Corporate Governance Committee are Messrs. Levy and Carinalli. Each member of the Nominating and Corporate Governance Committee has been determined by our Board to be independent for purposes of the NASDAQ Marketplace Rules as they apply to nominating committee members. The Nominating and Corporate Governance Committee identifies, reviews, evaluates and nominates candidates to serve on our Board, is responsible for recommending corporate governance principles, codes of conduct and compliance mechanisms applicable to us, and assists our Board in its annual reviews of the performance of our Board, each committee and management. The Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance. The Nominating and Corporate Governance Committee held six meetings during the fiscal year ended June 27, 2010.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2010, members of our Compensation Committee included Charles Carinalli, Bob L. Corey, John C. Shoemaker, and Edward B. Meyercord, III. No member of the Compensation Committee was, during fiscal year 2010 or any prior period, an officer or employee of ours, except that Mr. Corey resigned as a director and as a member of all Board committees in July 2009 when he was appointed as our Executive Vice President and Chief Financial Officer. None of our executive officers has served on the board of directors or compensation committee of any other entity that has, or has had, one or more executive officers who served as a member of our Board or Compensation Committee during the 2010 fiscal year.

Director Nominations

Director Qualifications.    In fulfilling its responsibilities, the Nominating and Corporate Governance Committee considers numerous factors in reviewing possible candidates for nomination as director, including:

•	the appropriate size of our Board and its Committees;

•	the perceived needs of our Board for particular skills, background and business experience;

•	the skills, background, reputation, and business experience of nominees and the skills, background, reputation, and business experience already possessed by other members of our Board;

•	nominees’ independence from management;

•	nominees’ experience with accounting rules and practices;

•	nominees’ background with regard to executive compensation;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

While we do not have a formal diversity policy, in evaluating the qualifications of the candidates, the Nominating and Corporate Governance Committee considers many factors, including issues of character, judgment, independence, age, education, expertise, diversity of experience, length of service, other commitments and ability to serve on committees of our Board, as well as other individual qualities and attributes that contribute to board heterogeneity, including characteristics such as race, gender, and national origin. The Nominating and Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors.

Other than the foregoing there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider other factors as it may deem, from time to time, are in the best interests of us and our stockholders. The Nominating and Corporate Governance Committee believes that it is preferable that at least one member of our Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules. Under applicable listing requirements, at least a majority of the members of our Board must meet the definition of “independent director.” The Nominating and Corporate Governance Committee also believes it appropriate for one or more key members of management to participate as members of our Board.

Identifying and Evaluating Candidates for Nomination as Director.    The Nominating and Corporate Governance Committee annually evaluates the current members of our Board whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The Nominating and Corporate Governance Committee regularly assesses the optimum size of our Board and its committees and the needs of our Board for various skills, background and business experience in determining if our Board requires additional candidates for nomination.

Candidates for nomination as director come to the attention of the Nominating and Corporate Governance Committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the Nominating and Corporate Governance Committee at any point during the year. Candidates are evaluated against the criteria set forth above. If the Nominating and Corporate Governance Committee believes at any time that our Board requires additional candidates for nomination, the Nominating and Corporate Governance Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the Nominating and Corporate Governance Committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates.

The Nominating and Corporate Governance Committee evaluates any recommendation for director nominee proposed by a stockholder. In order to be evaluated in connection with the Nominating and Corporate Governance Committee’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a stockholder must be sent in writing to the Corporate Secretary, 3585 Monroe Street, Santa Clara, CA 95051, 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders, except that under our bylaws, if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which public announcement of the date of the meeting is first made. For purposes of the foregoing, “public announcement” shall mean disclosure in a broadly disseminated press release or in a document publicly filed by us with the SEC. The recommendation for director nominee submitted by a stockholder must contain the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment;

•

a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director; and

•	a statement signed by the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting.

All directors and director nominees must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee evaluates incumbent directors, as well as candidates for director nominee submitted by directors, management and stockholders consistently using the criteria stated in our policies and procedures and selects the nominees that, in the Nominating and Corporate Governance Committee’s judgment, best suit the needs of our Board at the time.

Communications with Directors

Charles Carinalli has been selected by our independent directors as our “Lead Independent Director” and, as such, is responsible for receiving, distributing and arranging responses to communications from our stockholders to our Board. Stockholders may communicate with our Board by transmitting correspondence by mail, facsimile or email, addressed as follows:

Lead Director (or individually named director(s))

Extreme Networks, Inc.

3585 Monroe Street

Santa Clara, CA 95051

The Lead Director maintains a log of communications and transmit each communication as soon as practicable to the identified director addressee(s), unless (i) there are safety or security concerns that mitigate against further transmission of the communication; or (ii) the communication contains commercial matters not related to the stockholder’s stock ownership, as determined by the Lead Director in consultation with outside legal counsel. Our Board or individual directors are advised of any communication withheld for safety, security or other reasons as soon as practicable.

Director Attendance at Annual Meetings

We use reasonable efforts to schedule our annual meeting of stockholders at a time and date to maximize attendance by directors, taking into account the directors’ schedules. In cases where management, in its reasonable business judgment, expects stockholder attendance at our annual meeting to be significant, we encourage director attendance at the annual meeting. Directors make every effort to attend our annual meeting of stockholders when meaningful stockholder attendance at the meeting is anticipated. Messrs. Stitt, Shoemaker and Carinalli attended our 2009 annual meeting of stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person. Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with in the fiscal year ended June 27, 2010, except that Forms 3 were not timely filed for Suresh K. Gopalakrishnan, Paul A. Hooper, Diane Honda and Justin DiMacchia, and Forms 4 for each of our directors were not timely filed with respect to their annual equity compensation awarded in December 2009.

Code of Ethics and Corporate Governance Materials

Our Board has adopted a charter for its Audit, Compensation and Nominating and Corporate Governance Committees, which are available on our website at http://www.extremenetworks.com/about-extreme/corp-governance.aspx. Our Board has also adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The Code of Business Conduct and Ethics can be found on our website at http://www.extremenetworks.com/about-extreme/corp-governance.aspx.

We believe that good corporate governance is essential to ensure that we are managed for the benefit of stockholders. Our Board has adopted our Corporate Governance Guidelines to address key corporate governance issues. The Nominating and Corporate Governance Committee is responsible for reviewing the Corporate Governance Guidelines and recommending to our Board any changes to them. The Corporate Governance Guidelines can be found on our website at http://www.extremenetworks.com/about-extreme/corp-governance.aspx.

DIRECTOR COMPENSATION

During our fiscal year ended June 27, 2010, the compensation policies for service on our Board and its committees were, and the compensation paid to our directors was, as follows:

Cash Compensation

Each non-employee director and Gordon L. Stitt receives (a) $40,000 in cash compensation annually for service in this position and (b) the applicable compensation set forth below for serving as a chair or as a member of one or more of the committees of our Board. For service on any special committee that may be formed by our Board from time to time, our Board determines compensation on a case-by-case basis upon a recommendation from the Compensation Committee based on the anticipated amount of time and work related to service on the special committee and other factors as the Compensation Committee may consider. Each director receives reimbursement of expenses related to attendance of meetings of our Board and its committees.

Annual Committee Member Compensation
Audit Committee	$20,000
Compensation Committee	$10,000
Nominating and Governance Committee	$10,000

Additional Annual Retainers for Committee Chair
Audit Committee Chair	$10,000
Compensation Committee Chair	$10,000

Equity Compensation

Each non-employee director and Gordon L. Stitt automatically is granted an initial 8,333 shares of our restricted stock and an initial option to purchase 25,000 shares of our common stock. These options and restricted stock grants are made under our 2005 Plan, pursuant to the standard option agreement used under the 2005 Plan for directors. The grant date for awards is generally the second trading day following the public announcement of quarterly financial results following the director’s appointment. Each option and restricted stock grant vests 1/3 each year (or, if earlier in any year, 1/3 on the date of the annual meeting of stockholders in that year), subject to the respective director’s continuous service on our Board for that period. There is a two year post-termination exercise period for options granted to non-employee directors and Gordon L. Stitt during and after fiscal year 2005.

On the date of each annual meeting of our stockholders, each non-employee director and Gordon L. Stitt automatically is granted 5,000 shares of our restricted stock and an option to purchase 15,000 shares of our common stock. These options and restricted stock grants are made under the 2005 Plan, pursuant to the standard option agreement used under the 2005 Plan for directors. The exercise price per share of each option, and the grant price of each share of restricted stock, is the closing sale price of our common stock on the NASDAQ Global Market at the close of business on the date of grant (the date of the annual meeting of stockholders). Each option and restricted stock grant vests in full on the date one year after the date of grant (or, if earlier, the date of the next subsequent annual meeting of stockholders), subject to the respective director’s continuous service on our Board for that period.

Following the 2009 annual meeting of stockholders, each non-employee director and Gordon L. Stitt received a grant of 5,000 shares of our restricted stock and an option to purchase 15,000 shares of our common stock, at an exercise price of $2.82. In connection with Mr. Meyercord’s appointment to our Board in October 2009, he received a grant of 8,333 shares of our restricted stock and an option to purchase 25,000 shares of our common stock at an exercise price of $2.09 on the date of grant.

In July 2001, our Board ratified and approved a policy regarding the acceleration of vesting of shares subject to options granted to directors upon a change-in-control. Under the policy, in the event of a change in control that occurs prior to a director’s termination of service with us, the shares subject to options vest fully. The policy defines a change-in-control as a single or series of sales or exchanges of voting stock, a merger or consolidation, the sale, or transfer of all or substantially all of the assets, or a liquidation wherein the stockholders immediately before the change-in-control do not retain, immediately after the change-in-control, more than 50% of the total combined voting power of us or the corporation to which the assets were transferred. This policy applies to all options granted to directors after July 2001.

2010 Director Compensation

The compensation information for our non-employee directors and Gordon L. Stitt during the fiscal year ended June 27, 2010 is set forth below:

Name	Director Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
John H. Kispert	70,000	(2)	33,433	38,695	142,128
Charles Carinalli	90,000	(3)	14,100	16,805	120,905
Edward B. Meyercord, III	33,000	(4)	31,516	37,562	102,078
John C. Shoemaker	70,000	(5)	14,100	16,805	100,905
Harry Silverglide	60,000	(6)	14,100	16,805	90,905
Kenneth Levy	50,000	(7)	14,100	16,805	80,905
Gordon L. Stitt	40,000	(8)	14,100	16,805	70,905

(1)	Represents the aggregate grant date fair value computed in accordance with ASC Topic 718 and do not reflect whether the director has actually realized a financial benefit from the award. For information on the assumptions used to calculate the value of the awards, refer to Note 7 to our consolidated financial statements in our Form 10-K for the fiscal year ended June 27, 2010. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)	Mr. Kispert was appointed as Chairman of the Audit Committee in July 2009. Consists of $40,000 for annual retainer, $20,000 for service on the Audit Committee, and $10,000 for service as the Chairman of the Audit Committee.
(3)	Consists of $40,000 for annual retainer, $20,000 for service on the Audit Committee, $20,000 for service as the Chairman of the Compensation Committee and $10,000 for service on the Nominating and Corporate Governance Committee.
(4)	Mr. Meyercord was appointed to our Board in October 2009 and to the Compensation Committee in January 2010. Consists of $40,000 for annual retainer and $8,000 for service on the Compensation Committee.
(5)	Consists of $40,000 for annual retainer, $20,000 for service on the Audit Committee and $10,000 for service on the Compensation Committee.
(6)	Consists of $40,000 for annual retainer and $20,000 for service on the Audit Committee.
(7)	Consists of $40,000 for annual retainer and $10,000 for service as the Chairman of the Nominating and Corporate Governance Committee.
(8)	Consists of $40,000 for annual retainer.

PROPOSAL TWO:

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR RESTATED CERTIFICATE OF

INCORPORATION, AS AMENDED TO DATE, IN ORDER TO DECLASSIFY OUR BOARD OF

DIRECTORS

Background

We have had a classified Board since our April 1999 initial public offering. We are proposing to amend and restate our Restated Certificate of Incorporation, as amended, (the “Restated Certificate”) to declassify our Board in phases. A summary of the material changes that will result if our stockholders approve the proposed changes to the Restated Certificate is set forth below under “Summary of Proposed Amendments to the Certificate of Incorporation.”

Classified boards of directors have been widely adopted and have a long history in corporate law. They have been viewed as a means of promoting stability and continuity of experience on a board of directors primarily because the majority of directors at any given time will have had at least one year of experience on the board, thus assisting a company in its long-term strategic planning efforts. Also, because it would take at least two elections for a potential hostile acquirer to gain control of a classified board without the cooperation of the board, a classified board structure may enhance stockholder value by making it more likely that a party seeking to gain control of a target company will engage in arm’s-length discussions with the target’s existing board instead of launching a proxy contest in an attempt to gain control of the board.

Many investors and others, however, have come to the view that a classified board structure effectively reduces the accountability of directors because it limits the ability of stockholders to evaluate and elect all directors on an annual basis. Many investors believe that the annual election of directors is important for stockholders to influence the composition and implementation of corporate governance policies. Opponents of classified boards also believe they inappropriately discourage takeover proposals and proxy contests that could have the effect of increasing stockholder value.

In reaching its determination, the Board concluded that it should propose to declassify the Board due to the following factors:

•	The input of stockholder advocates recommending declassification and input from stockholders asking us to consider, or adopt, a declassified Board;

•

Our negation of a settlement with a major stockholder which had proposed the submission of stockholder proposal at the 2010 Annual Meeting, during which discussion the specific terms of Proposal 2 were agreed to.

In connection with the adoption of the proposed amendments to the Restated Certificate, and contingent upon our stockholders approving this Proposal Two, our Board has also approved the amendment and restatement of our current bylaws in order to conform the bylaws to changes that would be effected should the stockholders approve this proposal. Our Board has the power to amend our bylaws without stockholder approval. As a result, separate approval by our stockholders is not required to adopt the bylaw amendments.

Summary of Proposed Amendments to the Certificate of Incorporation

The current Restated Certificate, in Article SIXTH, divides our directors into three classes. The classification of the Board results in staggered elections, with each of the three different class of directors up for election every third year. If the number of directors is changed, any additional director of any class elected to fill a newly created directorship resulting from an increase in such class holds office for a term that coincides with the remaining term of that class. Additionally, the current Restated Certificate provides that the person appointed to or elected to fill any vacancy on the Board resulting from death, resignation or removal shall hold office for a term that coincides with the remaining term of the class to which they have been elected expires.

On October 19, 2010, our Board adopted resolutions approving, and recommending to our stockholders for approval, the amendment and restatement of the Restated Certificate. We are seeking the approval of the amendment and restatement of the current Restated Certificate to declassify the Board. The proposed amendments to the Restated Certificate will phase out the classification of the Board over a period of three years. Although current directors, including the Class III directors elected at the 2010 Annual Meeting of stockholders, would serve out their full terms, commencing with the 2011 annual meeting of stockholders, directors elected to succeed those directors whose terms then expire would be elected for a one-year term expiring at the next annual meeting of stockholders, which would result in the full declassification of our Board commencing with the 2013 annual meeting of stockholders.

If approved by the stockholders, this proposal would become effective upon the filing of an amended Restated Certificate of Incorporation with the Secretary of State of the state of Delaware. The full text of the amended Restated Certificate of Incorporation is attached as Appendix A, reflecting the proposed amendments to Article SIXTH of our Restated Certificate. If approved, Article SIXTH, Section A of the Restated Certificate would read as follows:

“The number of directors shall initially be set at nine (9) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Subject to the succeeding provisions of this Section A, the directors shall be divided into three classes, designated Class I, Class II and Class III. At the 2010 annual meeting of stockholders, the Class III directors shall be elected for a term expiring at the third succeeding annual meeting of stockholders (the “2013 Annual Meeting”), and any director appointed to fill the vacant Class III position shall serve for a term expiring at the 2013 Annual Meeting. At each annual meeting of stockholders commencing with the 2011 annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term expiring at the next annual meeting of stockholders. Commencing with the 2013 Annual Meeting, the foregoing classification of the Board of Directors shall cease, and all directors shall be elected or appointed for terms expiring at the next annual meeting of stockholders. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Section C below may be filled at a special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.”

If this proposal does not receive the required number of votes in favor, the Restated Certificate will not be amended, our Board will remain classified and all directors will continue to be elected to serve three-year terms.

Vote Required and Board of Directors Recommendation

The proposal to amend and restate the Restated Certificate of Incorporation requires the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the voting power of all outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND AND RESTATE THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY IN ORDER TO DECLASSIFY THE BOARD OF DIRECTORS.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

FOR THE FISCAL YEAR ENDING JUNE 26, 2011

In November 2010, the Audit Committee appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to serve as independent auditors to audit our consolidated financial statements for the fiscal year ending June 26, 2011. Prior to November 2010, Ernst & Young LLP (“ Ernst & Young “) served as the Company’s independent registered public accounting firm since 1997. A representative of KPMG is expected to be present at the 2010 Annual Meeting, will have an opportunity to make a statement if desired and will be available to respond to appropriate questions.

Ernst & Young’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended June 27, 2010 and June 28, 2009 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Ernst & Young’s report on the Company’s consolidated financial statements as of and for the year ended June 27, 2010 did contain a separate paragraph stating: “As discussed in Note 6 to the consolidated financial statements, in fiscal year 2008, Extreme Networks, Inc. changed its method of accounting for uncertain tax positions in accordance with the guidance provided in Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (codified in FASB ASC Topic 740, Income Taxes),” and Ernst & Young’s report on the Company’s consolidated financial statements as of and for the year ended June 28, 2009 did contain a separate paragraph stating: “As discussed in Note 7 to the consolidated financial statements, in fiscal year 2008, Extreme Networks, Inc. changed its method of accounting for uncertain tax positions in accordance with the guidance provided in Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” The audit reports of Ernst & Young on the effectiveness of internal control over financial reporting as of June 27, 2010 and June 28, 2009, respectively, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended June 27, 2010 and June 28, 2009, respectively, and in the subsequent interim period through September 26, 2010, there were (i) no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Ernst & Young with a copy of the disclosures it made in a Current Report on Form 8-K filed with the SEC (the “Report”) prior to the time the Report was filed with the SEC on November     , 2010. The Company requested that Ernst & Young furnish a letter addressed to the SEC stating whether or not it agreed with the statements made therein. A copy of Ernst & Young’s letter dated November     , 2010 was attached as Exhibit 16.1 to the Report.

In deciding to engage KPMG, the Audit Committee reviewed auditor independence and existing commercial relationships with KPMG, and concluded that KPMG has no commercial relationship with the Company that would impair its independence. The Company did not, nor did anyone on its behalf, consult KPMG during the Company’s two most recent fiscal years and any subsequent interim period prior to the Company’s engagement of KPMG regarding the application of accounting principles to a specified transaction (completed or proposed), the type of audit opinion that might be rendered on the Company’s financial statements, any matter being the subject of disagreement or “reportable event” or any other matter as defined in Regulation S-K, Item 304 (a)(1)(iv) or (a)(1)(v).

Representatives of our independent auditors normally attend most meetings of the Audit Committee. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent auditors in accordance with this pre-approval policy. During fiscal year 2010 and 2009, all fees paid to our independent auditors were pre-approved in accordance with this policy without exception.

The Audit Committee on an annual basis reviews the services performed by our independent auditors and reviews and approves the fees charged by our independent auditors. Prior to replacing Ernst & Young with KPMG, the Audit Committee considered the role of Ernst & Young in providing tax and other non-audit services to us and concluded that these services were compatible with Ernst & Young’s independence as our independent auditors.

Principal Accounting Fees and Services

The following table sets forth the aggregate fees billed to us for the fiscal years ended June 27, 2010 and June 28, 2009 by Ernst & Young LLP:

	Fiscal Year Ended June 27, 2010	Fiscal Year Ended June 28, 2009
Audit fees(1)	$1,482,000	$1,339,000
Audit related fees(2)	$78,000	$99,000
Tax fees(3)	$204,000	$175,000

	$1,764,000	$1,613,000

(1)	Consists of fees for work performed on:
•	The integrated audit of our annual consolidated financial statements and internal control over financial reporting at the end of the fiscal year;
•	Reviews of our unaudited quarterly financial statements; and
•	Statutory and regulatory audits, consents and other services related to SEC matters.
(2)	Consists of fees for financial accounting and reporting consultations.
(3)	Consists of fees for domestic and foreign tax planning, consultation, special projects and the preparation of various federal, state and local tax returns.

Vote Required and Board of Directors Recommendation

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. Our Board, however, is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. If stockholders fail to ratify the selection, the Audit Committee and our Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and our Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal, assuming a quorum is present. Votes for, against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but abstentions and broker non-votes will not have any effect on the outcome of the vote on this proposal. If you sign and return a proxy card without giving specific voting instructions on this proposal, your shares will be voted in favor of the proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY KPMG LLP AS EXTREME NETWORKS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 26, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 15, 2010, certain information with respect to the beneficial ownership of our common stock by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each named executive officer, (iii) each of our directors and director nominees, and (iv) all executive officers and directors as a group.

Except as otherwise indicated, the address of each beneficial owner is c/o Extreme Networks, Inc., 3585 Monroe Street, Santa Clara, CA 95051.

Name and Address(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
Holders of Greater than 5%:
Wells Fargo & Company	6,286,319	(4)	6.9%
420 Montgomery Street
San Francisco, California 94104

Heartland Advisors, Inc.	6,160,100	(5)	6.8%
789 N. Water St. Suite 500
Milwaukee, WI 53202

Renaissance Technologies, L.L.C.	5,360,295	(6)	5.9%
800 Third Avenue, 33rd Floor
New York, NY 10022

BlackRock, Inc.	5,664,507	(7)	6.2%
3585 Monroe St
Santa Clara CA 95051

Soros Fund Management LLC	8,129,352	(8)	8.9%
888 Seventh Avenue, 33 rd Floor
New York, New York 10106

Entities Associated with the Ramius Group	5,774,900	(9)	6.4%
599 Lexington Avenue, 20th Floor
New York, New York 10022

Directors and Named Executive Officers:
John H. Kispert	56,667	(10)	*
Charles Carinalli	519,216	(11)	*
Edward B. Meyercord, III	36,667	(12)	*
John C. Shoemaker	113,333	(13)	*
Harry Silverglide	186,327	(14)	*
Kenneth Levy	640,071	(15)	*
Gordon Stitt	4,135,033	(16)	4.6%
Oscar Rodriguez	0		0
Bob L. Corey	551,670	(17)	*
Suresh K. Gopalakrishnan	443,409	(18)	*
Paul A. Hooper	451,347	(19)	*
Michael Seaton	216,093	(20)	*
Mark A. Canepa(21)	75,314		* %
Karen Rogge(22)	0		0
All Executive Officers and Directors as a Group (14 persons)	7,573,273		8.1%

*	Less than 1%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.
(2)	Under the rules of the SEC, a person is deemed to be the beneficial owner of shares that can be acquired by the person within 60 days upon the exercise of options.
(3)	Calculated on the basis of 90,877,654 shares of common stock outstanding as of October 15, 2010, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days of October 15, 2010 are deemed to be outstanding for purposes of calculating that stockholder’s percentage of beneficial ownership. These shares are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.
(4)	According to a Schedule 13G/A filed by the stockholder with the SEC on January 22, 2010.
(5)	According to a Schedule 13G/A filed by the stockholder with the SEC on February 10, 2010.
(6)	According to a Schedule 13G/A filed by the stockholder with the SEC on February 12, 2010.
(7)	According to a Schedule 13G filed by the stockholder with the SEC on January 29, 2010.
(8)	According to a Schedule 13G/A filed by the stockholder with the SEC on February 16, 2010.
(9)	According to a Schedule 13D/A filed by the stockholders with the SEC on October 10, 2010.
(10)	Includes 23,334 shares issuable pursuant to options exercisable within 60 days of October 15, 2010. Includes 33,333 shares held by the Kispert Family Trust UTD September 13, 2000.
(11)	Includes 305,000 shares issuable pursuant to options exercisable within 60 days of October 15, 2010.
(12)	Includes 23,334 shares issuable pursuant to options exercisable within 60 days of October 15, 2010.
(13)	Includes 70,000 shares issuable pursuant to options exercisable within 60 days of October 15, 2010.
(14)	Includes 170,000 shares issuable pursuant to options exercisable within 60 days of October 15, 2010.
(15)	Includes 280,000 shares issuable pursuant to options exercisable within 60 days of October 15, 2010. Includes 10,000 shares held in the Gloria and Kenneth Levy Foundation, a charitable foundation with Gloria & Kenneth Levy as trustees. Includes 330,071 shares held in The Levy Family Trust, DTD 2-18-83, Gloria and Kenneth Levy are trustees.
(16)	Includes 460,000 shares issuable pursuant to options exercisable within 60 days of October 15, 2010.
(17)	Includes 323,750 shares issuable pursuant to options exercisable within 60 days of October 15, 2010.
(18)	Includes 336,042 shares issuable pursuant to options exercisable within 60 days of October 15, 2010.
(19)	Includes 341,927 shares issuable pursuant to options exercisable within 60 days of October 15, 2010.
(20)	Includes 176,093 shares issuable pursuant to options exercisable within 60 days of October 15, 2010.
(21)	Mr. Canepa resigned as our President, Chief Executive Officer and director in October 2009. Amounts reflect shares reported in the final Form 4 filed by Mr. Canepa, filed with the SEC on August 18, 2009, and assume no subsequent transactions in our shares.
(22)	Ms. Rogge resigned as our Chief Financial Officer in July 2009. Amounts assume no subsequent transactions in our shares.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Our executive compensation philosophy and objectives are to provide a competitive overall compensation package that allows us attract high quality candidates for senior leadership positions, to retain these employees and to establish a total compensation program which motivates and rewards individual and team performance in alignment with our goals, principal among which is the creation of stockholder value. We establish market competitive target levels of total compensation, focusing on both current pay and the opportunity for long term and future compensation. We target compensation at the 50th percentile for salary, total cash compensation and long term incentives. Annual compensation for a given executive is determined with reference to competitive market data, as well as the individual’s experience, knowledge, skills, education, performance and importance to our business. Our compensation program is designed to motivate individual and team accountability for our absolute and relative competitive performance.

Named Executive Officers

This “Executive Compensation” section of our Annual Report on Form 10-K/A presents compensation earned by our “named executive officers” (as defined by SEC rules). For the fiscal year ended June 27, 2010, our named executive officers and their respective titles were as follows:

Name	Title

Bob L. Corey	Acting President and Chief Executive Officer during Fiscal 2010 and Executive Vice President, Finance and Chief Financial Officer

Suresh K. Gopalakrishnan	Vice President, Engineering

Paul A. Hooper	Chief Marketing Officer

Michael L. Seaton	Vice President of Worldwide Sales and Services

Mark A. Canepa	Former President, Chief Executive Officer and Director

Karen Rogge	Former Chief Financial Officer

Bob L. Corey was appointed as our Acting President and Chief Executive Officer in October 2009, and he has served as our Executive Vice President, Finance and Chief Financial Officer since July 2009. Mark A. Canepa resigned as our President and Chief Executive Officer in October 2009, and Karen Rogge resigned as our Chief Financial Officer in July 2009. Michael L. Seaton was appointed as Vice President of Worldwide Sales and Services in May 2009. Paul A. Hooper was appointed as our Chief Marketing Officer and Suresh K. Gopalakrishnan was appointed as our Vice President, Engineering in October 2009, each of whom was employed by us at the time of his appointment. Subsequent to the end of our fiscal year, Oscar Rodriguez was appointed as our President and Chief Executive Officer, and a summary of our employment agreement with Mr. Rodriguez is provided in the “Summary of Employment and Other Agreements” section below.

Compensation Process

Throughout the year, our Compensation Committee Chair meets with our Head of Human Resources to monitor issues relating to executive compensation. At the end of the fiscal year, our CEO conducts a quantitative assessment of each named executive officer’s performance for the past fiscal year based upon the officer’s individual and team business goals and objectives. Our CEO and our Head of Human Resources also review the competitive benchmarking assessments of similarly situated executives in comparable companies in our industry, the competitive position of us relative to comparable companies in our industry, and the available salary and equity merit increase budget for the company. Our CEO then makes specific recommendations to the Compensation Committee for any changes to base salary, target bonus opportunities, other cash incentives and equity awards, if appropriate. The Compensation Committee considers these proposals and makes any final approvals required in executing their duties. In addition, the Compensation Committee similarly assesses the performance of our CEO, based on the achievement of the approved financial goals, performance metrics, and strategic objectives identified to improve our operating performance. Our CEO is not present at the time the Compensation Committee reviews his performance and discusses his compensation. The Compensation Committee retains an independent compensation consultant to complete the assessment by providing third-party review of plans and to provide guidance to the CEO, Head of Human Resources and the Committee in making compensation decisions.

Peer Group Selection and Benchmarking

The Compensation Committee seeks to set the base salary and total compensation of our executives, including our named executive officers, at the 50th percentile of the compensation of similarly-situated executives in comparable companies in our industry with whom we directly compete in our hiring and retention of executives. However, the Compensation Committee has the authority to approve position specific compensation packages that are above or below this level based on the executive’s specific experience, knowledge, skills, education, performance and importance to the business. In addition to these factors, the Compensation Committee also considers the information provided by its advisors and the comparative compensation of our other officers when determining an individual’s actual pay level.

For our fiscal year ended June 27, 2010, the Compensation Committee engaged Radford, an Aon Consulting Company, as an independent advisor to provide competitive market data regarding the components of our executive compensation. Radford reports directly to the Compensation Committee, and works with management to gain access to compensation information. We paid the fees charged by Radford for its engagement by the Compensation Committee with respect to its services related to fiscal year 2010 compensation.

For the Compensation Committee’s deliberations regarding our fiscal year 2010 executive compensation, the Compensation Committee reviewed a Radford Executive Benchmark Survey which includes many of the following companies which make up our peer group:

•	3Com Corporation

•	Adaptec, Inc.

•	ADTRAN, Inc.

•	Avocent Corporation

•	Brocade Communications Systems, Inc.

•	Ciena Corporation

•	Emulex Corporation

•	F5 Networks, Inc.

•	Foundry Networks, Inc. (acquired by Brocade)

•	Harmonic Inc.

•	MRV Communications Inc.

•	NETGEAR, Inc.

•	Novatel Wireless, Inc.

•	Packeteer, Inc.

•	QLogic Corporation

•	Quantum Corporation

•	Rackable Systems, Inc.

•	RadiSys Corporation

•	STEC Inc.

•	Westell Technologies, Inc.

The Radford assessment examined a range of pay levels including the 25th, 50th and 75th percentile of the applicable benchmark group to reflect a range of pay to be considered when determining individual pay elements.

Compensation Program Elements

The main elements of our compensation program and their respective purposes are as follows:

Element	Purpose
Base salary	Attract and retain talented employees. Serve as a primary element of compensation.
Annual cash incentives	Encourage and reward employees who achieve overall corporate goals and individual objectives, particularly in the short term.
Annual long-term equity incentives	Encourage and reward employees who achieve overall corporate goals and individual objectives, particularly in the long term. Encourage employee retention. Align the interests of officers and stockholders.
Change in control and severance benefits	Retain officers during the pendency of a proposed change in control transaction. Avoid adverse impacts to the morale of officers and uncertainty regarding continued employment. Align the interests of officers and stockholders in the event of a change in control.
Benefit plans	Attract and retain talented employees. Provide assurance of financial support in the event of illness or injury. Encourage retirement savings. Encourage additional equity ownership by employees.

The Compensation Committee does not have a set formula for determining the mix of pay elements for named executive officers. Other than certain change in control and severance benefits, our executives generally receive only compensation elements that are provided to our rank-and-file employees.

2010 Compensation Decisions

As a result of the process and purposes described above, in 2010 the Compensation Committee made the following compensation decisions with respect to our named executive officers:

Base Salary

Due to economic conditions and recent changes in our executive officers, the Compensation Committee, together with our Head of Human Resources and Acting CEO, decided not to review the base salaries of our executive officers for the fiscal year ending June 27, 2010. However, each of Mr. Corey, Gopalakrishnan, Hooper and Seaton were appointed to new positions during the fiscal year and our Compensation Committee reviewed their base salaries in connection with their assumption of those roles, as summarized below.

In July 2009, the Compensation Committee negotiated and approved an offer to Mr. Corey, our Executive Vice President and Chief Financial Officer, which included an annual base salary of $375,000, a one-time option to acquire 450,000 shares of our common stock, and a target bonus of 60% of his then current annual base salary.

When Mr. Corey assumed the Acting CEO position, in order to compensate Mr. Corey for the additional responsibility he assumed, the Compensation Committee approved an increase in his annual base salary to $472,200 and an option to acquire 100,000 shares of our common stock. In addition, in order to incent Mr. Corey to remain with the Company and to reward him for his service as Acting CEO, and during his tenure as Acting CEO, the Compensation Committee approved a special bonus arrangement providing for payment of an annual amount of $64,800 pro-rated through the date the new Chief Executive Officer is appointed. The Compensation Committee also approved certain severance provisions summarized below under the heading “Summary of Employment and Other Agreements.” Mr. Corey’s base compensation is within our benchmark target, as were the increases made while he was serving as our Acting CEO.

When Mr. Seaton was appointed our Vice President Worldwide Sales and Service in May 2010, the Compensation Committee approved an increase in his base salary by $10,000 to $275,000. The Compensation Committee maintained his target bonus of 40% of his 2010 base salary prior to the new appointment, but the Compensation Committee approved his participation in a 2011 Senior Vice President Sales Commission Plan commencing in our 2011 fiscal year (in lieu of participation in our 2011 Executive Incentive Plan). In making these determinations, the Compensation Committee considered a variety of factors, including the timing of the transition and benchmark targets.

For additional information reading the Compensation Committee’s decisions with respect to named executive officers who resigned during the fiscal year ended June 27, 2010, including a summary of separation arrangements, see the discussion below under the heading “Summary of Employment and Other Agreements.”

Annual Cash Incentives

Our Compensation Committee establishes an Executive Incentive Plan each year, designed to reward our executives for the successful management of our business. The structure and elements of the plan are reviewed and modified annually based upon expectations for our business based on our Board-approved operating plan. In July 2009, our Board, upon the recommendation of the Compensation Committee, approved the terms of our Fiscal 2010 Executive Incentive Bonus Plan, or our “2010 Incentive Plan.”

Under the terms of the 2010 Incentive Plan, as initially approved, the Compensation Committee established bonus targets for our named executive officers under our 2010 Incentive Plan. The individual target bonus percentages for Messrs. Corey, Mr. Seaton, Hooper and Gopalakrishnan were 60%, 40%, 40% and 40%, respectively. The Compensation Committee also approved a formula for determining the bonus pool for all executives and employees based upon a matrix of operating profit and revenues, with the bonus pool increasing (or decreasing) from that targeted level if the company’s results exceeded (or fell below) those target levels. The Compensation Committee determined that the resulting pool would be allocated 20% to executives and 80% to other employees. The Compensation Committee set the minimum revenue levels and the minimum non-GAAP operating profit required before a bonus pool would be established, and specific bonus pool amounts were set for higher levels of total revenue and non-GAAP operating profit. Under the matrix, each executive would receive 100% of their target bonus if we achieve total revenue and non-GAAP operating profit objectives that the Compensation Committee believed would challenge our executive officers, not to function as modest targets where achievement was relatively assured.

As a result of continuing economic uncertainty, we experienced substantial challenges in achieving our revenue and operating profit goals in the first half of our fiscal year ended June 27, 2010. Based upon economic conditions at the time, our operating plan for the year was revised, and the Compensation Committee determined that our 2010 Incentive Plan goals could not be achieved. With the advice from its compensation consultant, in February 2010 the Compensation Committee determined to substantially re-design the 2010 Incentive Plan. First, the Compensation Committee determined to fund the 2010 Incentive Plan with awards of restricted stock unit, or RSUs instead of cash, providing an additional incentive to improve overall performance, and therefore stock price, as well as preserving cash. Second, the Compensation Committee determined that, to provide an incentive to achieve performance in the second half of the 2010, the performance goals under the 2010 Incentive Plan should be based on financial results only for the second half of the fiscal year. Third, the Compensation Committee determined that a portion of the incentive should be structured as a retention grant to incent executives to remain with us through the year, even if economic conditions or other factors were preventing us from meeting our revised objectives.

Accordingly, the Compensation Committee revised the 2010 Incentive Plan such that each executive officer received three RSU awards: (i) an award that would vest upon achievement of a base plan for total revenue and non-GAAP operating profit, subject to the officer’s continued employment with us; (ii) an award that would vest if the Company achieved a “stretch” plan for total revenue and non-GAAP operating profit, subject to the officer’s continued employment with us; and (iii) an award that would vest if the officer remained employed with us in August 2010. The Compensation Committee viewed the base plan as an achievable goal and the “stretch” plan as challenging.

The Compensation Committee approved awards of a total of 741,020 RSUs under the revised 2010 Incentive Plan to members of our management. The following table sets forth the maximum number of RSUs that could have vested for each named executive officer, approximately 57% of which was dependent upon attaining the revenue and non-GAAP operating profit targets described above and approximately 43% of which was dependent upon the executive remaining with us in August 2011. Under our Executive Employment Plans, our non-GAAP operating profit is determined on the same basis that we report non-GAAP operating profit publicly.

Participant	Title	Number of RSUs
Bob L. Corey	Acting President and Chief Executive Officer during Fiscal 2010 Executive Vice President, Finance and Chief Financial Officer	157,500
Michael L. Seaton	Vice President of Worldwide Sales and Services	74,200
Paul A. Hooper	Chief Marketing Officer	78,400
Suresh Gopalakrishnan	Vice President, Engineering	79,800

We attained the goals of the base plan, and each of these executives remained with us through the August 15, 2010 date for vesting of the retention award. As a result, Mr. Corey vested in 112,500 shares, Mr. Seaton vested in 53,000 shares, Mr. Hooper vested in 56,000 shares, and Mr. Gopalakrishnan vested in 57,000 shares.

Long-Term Equity Incentive Compensation

2005 Equity Incentive Plan

Under our 2005 Equity Incentive Plan, or the 2005 Plan, we may grant stock options, stock appreciation rights, restricted stock, RSUs, performance shares, performance units, and other share-based or cash-based awards to employees and consultants. The 2005 Plan also authorizes the grant of awards of stock options, stock appreciation rights, or SARs, restricted stock, and RSUs to non-employee members of our Board and deferred compensation awards to officers, directors and certain management or highly compensated employees. Under the 2005 Plan, all stock options must be granted with an exercise price per share that is not less than the fair market value of a share of our common stock on the effective date of grant of the option. The 2005 Plan replaced the 1996 Stock Option Plan, the 2000 Nonstatutory Stock Option Plan, and the 2001 Nonstatutory Stock Option Plan. Pursuant to the 2005 Plan, up to 27,000,000 shares of our common stock are authorized for issuance. As of June 27, 2010, 13,412,704 shares were available for future grant under the 2005 Plan.

New Hire Grants; Promotional Grants

Generally, we grant equity awards to our new employees, including our named executive officers, in connection with the start of their employment, and we occasionally grant equity awards in connection with the promotion of employees. New-hire stock options granted to named executive officers generally vest as follows: one-fourth vests one year after the officer’s employment start date, and the remaining shares vest monthly over the following three years at a rate of 1/48th of the entire option each month, subject to the officer’s continued employment with us. Promotional stock options granted to named executive officers generally vest monthly over the four years following the date of grant at a rate of 1/48th of the entire option each month, subject to the officer’s continued employment with us. However, our Board or the Compensation Committee has approved certain exceptions to vesting schedules for new-hire and promotional equity awards in the past. For example, see “Change in Control and Severance Agreements,” below. The aggregate amounts of the new-hire or promotional grants to named executive officer are negotiated with the named executive officer.

During the fiscal year ended June 27, 2010, we granted Bob L. Corey options to acquire 450,000 shares of our common stock in connection with his election as Executive Vice President and Chief Financial Officer, and an additional 100,000 shares in connection with his assumption of the role of Acting President and Chief Executive Officer, which vest after 18 months of continued service to us. These option grants were made in October 2009 and January 2010, respectively.

Annual Merit Grants

We have typically granted each named executive officer an additional stock option grant on an annual basis, with the goal of providing continued incentives to retain strong executives and improve corporate performance. Merit based annual stock options granted to named executive officers generally vest monthly over the four years following the date of grant at a rate of 1/48th of the entire option each month, subject to the officer’s continued employment with us. However, our Board or the Compensation Committee has approved certain exceptions to vesting schedules in the past.

In November 2009, the Compensation Committee evaluated the performance of each of our named executive officers and, due to the economic situation at the time, decided not to grant any merit based annual stock options.

Award Granting Procedures; Policy on Timing of Equity Grants

Our process with regard to grants of equity compensation awards to Board members, officers, and non-officer employees is as follows:

•

The general practice for equity awards is to make grants once per quarter, during open trading windows only, on the second trading day following the public announcement of quarterly financial results, pursuant to a list to be circulated to the appropriate granting authority prior to the proposed approval date.

•	All grants are to be approved by the Compensation Committee.

•	Grants are to be approved at Compensation Committee meetings (not by unanimous written consent, except in extraordinary circumstances).

•	Granting authority may not be delegated to management.

•	Our Board and management are to continue monitoring processes and policies recommended by the SEC, self-regulatory authorities and outside advisors.

•

All Board and Compensation Committee minutes are to be circulated to the directors as soon as reasonably practicable (generally, within two weeks of meeting). Counsel should attend all Board and Compensation Committee meetings.

•	Our Board has directed management to propose a mechanism for monitoring compliance with and reporting to our Board on our policies and procedures relating to options grants.

These processes were adopted by our Board in April 2007, and are designed to ensure that we continue to employ best practices and procedures with respect to equity compensation awards.

In addition, we monitor the number of shares that we are utilizing for all of our equity compensation programs, including new hire grants, promotional grants and annual merit grants, in order to prudently manage stock option expense and potential dilution of stockholder ownership. The Compensation Committee in consultation with Radford approved a target gross equity pool that could be used for all grants issued to new hires, promotion grants and merit grants, and to reflect industry practices for managing the overall stock option burn rate. In compliance with industry best practices and guidance from Risk Metrics’ Institutional Stockholder Services (ISS), the Compensation Committee examines the trends for burn rate levels and equity vehicles to manage the plan within the standards and norms established by ISS. Our dilution rate is measured as a gross number of equity awards in a given year, expressed as a percentage of the outstanding common stock at the end of each fiscal year.

Change in Control and Severance Agreements

Each of our named executive officers are employed at-will. However, from time to time, we implement plans or enter into agreements that would provide benefits payable to certain employees, including named executive officers, in connection with the termination of employment, a change in our control or other situations. Without these benefits, officers may be tempted to leave us prior to the closing of the change in control, especially if they do not wish to remain with the entity after the transaction closes, and any departures could jeopardize the consummation of the transaction or our interests if the transaction does not close. The Compensation Committee believes that these benefits therefore serve to enhance stockholder value in the transaction, and align the officers’ interest with those of our stockholders in change in control transactions.

Our agreements with named executive officers are described under “Summary of Employment and Other Agreements” below. The potential payments that each of named executive officer would have received if a change in control or termination of employment had occurred on June 27, 2010 are set forth under “Potential Payments Upon Termination or Change in Control” below.

Other Benefits

We provide other customary benefits that are comprehensive and apply uniformly to all of our employees, including our named executive officers. Our employee benefits program includes medical, dental, prescription drug, Medical and Dependent Care Flexible Spending contribution, vision care, disability insurance, life insurance benefits, business travel insurance, 401(k) savings plan with employer match (which was suspended effective April 1, 2009, due to business conditions), educational assistance, employee assistance program and holidays. We do not include a fixed vacation allowance for named executive officers, as they typically travel extensively and are required to be available to us even while vacationing. We do not provide a defined benefit retirement pension plan, supplemental life insurance or the use of company vehicles to our named executive officers.

In January 1999, our Board adopted our 1999 Employee Stock Purchase Plan, or the Purchase Plan. In December 2005, our stockholders approved an amendment to the Purchase Plan to increase the maximum number of shares of common stock that may be issued under the plan by 5,000,000 to a total of 12,000,000 shares. The Purchase Plan permits eligible employees, including our named executive officers, to acquire shares of our common stock through periodic payroll deductions of up to 15% of total compensation. No more than 1,000 shares may be purchased on any purchase date per employee, and each offering period has a maximum duration of 3 months. The price at which the common stock may be purchased is 85% of the lesser of the fair market value of our common stock on the first day of the applicable offering period or on the last day of the respective purchase period. Through October 25, 2010, and other than Paul A. Hooper, our named executive officers have not participated in the Purchase Plan.

Tax Considerations

The Compensation Committee has considered the provisions of Section 162(m) of the Internal Revenue Code, or the Code, and related Treasury Department regulations, which restrict deductibility of executive compensation paid to our named executive officers holding office at the end of any year to the extent this compensation exceeds $1,000,000 for any of these officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under our stockholder-approved stock option plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are “outside directors” (as defined by Section 162(m)) and have an exercise price no less than the fair market value of the shares on the date of grant. We expect that the Compensation Committee will continue to be comprised solely of outside directors, and that any options granted to our executive officers will be approved by the Compensation Committee. The Compensation Committee does not believe that in general other components of our compensation are likely to exceed $1,000,000 for any executive officer in the foreseeable future, and therefore concluded that no further action with respect to qualifying this compensation for deductibility was necessary at this time. In the future, the Compensation Committee expects to continue evaluating the advisability of qualifying its executive compensation for deductibility. The Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

Compensation Risk Evaluation

The Compensation Committee requested that management review and report to the Compensation Committee regarding elements of our compensation system that could affect risk and in particular had any potential to result in material risk to us and the report was made and evaluated by the Compensation Committee in August 2010. Included in the analysis were such factors as the behaviors being induced by our fixed and variable pay components, the balance of short-term and long-term performance goals in our incentive compensation system, the established limits on permissible incentive award levels, internal controls, including financial, operational and compliance policies and practices.

Stock Ownership and Hedging

At present, the Compensation Committee has not established any equity or security ownership requirements for its executive officers which is a policy that is reviewed annually as part of the regular review of our pay plans. We prohibit executive officers from hedging the economic risk of ownership of our stock.

Summary Compensation Table

The following table sets forth information for fiscal year 2010 concerning the compensation of our named executive officers:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(3)		Total ($)
Bob L. Corey Acting President and Chief Executive Officer during Fiscal 2010 and Executive Vice President, Finance and Chief Financial Officer	2010	422,839	0	308,250	494,185	0	742		1,226,016

Suresh K. Gopalakrishnan Vice President, Engineering	2008	267,125	44,877	0	261,096	0	135	(5)	573,233
	2009	279,469	0	0	0	0	270	(5)	279,739
	2010	285,000	0	156,180	0	0	470	(5)	441,650

Paul A. Hooper Chief Marketing Officer	2008	268,000	46,096	0	302,634	0	135	(5)	616,865
	2009	274,000	0	0	0	0	270	(5)	274,270
	2010	280,000	0	153,440	0	0	270	(5)	433,710

Michael L. Seaton Vice President of Worldwide Sales and Services	2008	256,490	42,463	0	302,634	28,557	40,090		670,234
	2009	259,594	0	0	0	0	255		259,819
	2010	266,667	0	145,220	0	0	270	(5)	412,157

Mark A. Canepa(6) Former President, Chief Executive Officer and Director	2008	494,475	0	0	996,912	138,453	7,925		1,637,765
	2009	494,099	0	0	0	0	8,223		502,322
	2010	166,433	0	0	0	0	426,494	(4)	592,927

Karen Rogge(7) Former Chief Financial Officer	2008	350,000	25,000	0	480,510	84,000	5,655		945,165
	2009	347,813	4,000	0	27,050	0	4,825		383,688
	2010	18,622	0	0	0	0	175,035	(4)	193,657

(1)	Bonus amounts represent discretionary fixed bonuses. Performance-based bonuses are generally paid under our bonus plans and sales commission plan and represented as Non-Equity Incentive Plan Compensation.
(2)	Represents the aggregate grant date fair value computed in accordance with Accounting Standards Codification, or ASC, Topic 718, and do not reflect whether our named executive officer has actually realized a financial benefit from the award. For information on the assumptions used to calculate the value of the awards, refer to Note 7 to our consolidated financial statements in our Form 10-K for the fiscal year ended June 27, 2010. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)	Represents discretionary matching contributions made by us under our tax-qualified employee savings and retirement plan, commonly known as a 401(k) plan, and contributions to group term life insurance. Our Board suspended the employer-matched component of our 401(k) retirement plan effective April 1, 2009.
(4)	Represents severance paid.
(5)	Represents group term life insurance.
(6)	Mr. Canepa resigned as our President, Chief Executive Officer and director in October 2009.
(7)	Ms. Rogge resigned as our Chief Financial Officer in July 2009.

Summary of Employment and Other Agreements

The following is a description of employment and other agreements between us and our named executive officers and with our President and Chief Executive Officer, Oscar Rodriguez, who was appointed subsequent to the end of our 2010 fiscal year.

President and Chief Executive Officer

In August 2010, we entered into an offer letter of employment with Mr. Rodriguez for service as our President and Chief Executive Officer. Pursuant to the terms the offer letter of employment, Mr. Rodriguez is to receive an annual salary of $550,000, less applicable taxes and withholdings, and be eligible to participate our standard employee benefits plans. In addition, Mr. Rodriguez was granted a one-time option to acquire 900,000 shares of our common stock with an exercise price equal to the closing price of our common stock on the grant date. One-fourth of these shares vest one year after the commencement of Mr. Rodriguez’s employment with us, and the remaining shares vest monthly over the following three years at a rate of 1/48th of the entire option each month, subject to Mr. Rodriguez’s continued employment with us. The vesting of the shares subject to this option may be accelerated upon a change in control, pursuant to the terms and conditions of the Severance Plan. Mr. Rodriguez was also granted 100,000 shares of restricted stock that vest in three annual installments, subject to his continued employment with us. To compensate Mr. Rodriguez for the loss of a performance bonus at his former company, we awarded him 50,000 shares of restricted stock that vest on the first anniversary of his employment with us, subject to his continued employment with us. In addition, we entered into an Executive Change in Control Severance Agreement with Mr. Rodriguez in the form standard for our executive officers under which Mr. Rodriguez would be entitled to receive a lump sum payment equal to (i) 18 months of his base salary, less applicable withholding taxes, in certain circumstances involving a change of control in us, or (ii) 12 months of his base salary, less applicable withholding taxes, in certain circumstance involving our termination of Mr. Rodriguez’s employment without cause. In addition, (i) if we are acquired by an entity that does not have stock listed on a U.S. equity exchange, all of Mr. Rodriguez’ unvested stock options vest upon the closing of such a transaction, and (ii) “Good Reason” would include our being a party to a merger or acquisition, immediately after the closing of which Mr. Rodriguez duties and responsibilities are materially reduced from serving as the Chief Executive Officer of the surviving publicly listed corporation Mr. Rodriguez was also awarded a one time, lump-sum cash payment of $50,000 to relocate his household from Florida to California, such amount to be grossed up for tax purposes. Pursuant to the offer letter, we appointed Mr. Rodriguez to our Board in October 2010 and he must immediately resign as a member of our Board upon the date his employment with us terminates.

Executive Vice President and Chief Financial Officer

Under an offer letter of employment to be our Executive Vice President, Finance and Chief Financial Officer, Mr. Corey is paid an annual base salary of $375,000, less applicable taxes and withholdings. He also is eligible to participate in our bonus plans with an annual target of 60% of his then current annual base salary. In addition, Mr. Corey was granted a one-time option to acquire 450,000 shares of our common stock with an exercise price equal to the closing price of our common stock on the grant date. One-fourth of these shares shall vest one year after the commencement of Mr. Corey’s employment with us, and the remaining shares vest monthly over the following three years at a rate of 1/48th of the entire option each month, subject to Mr. Corey’s continued employment with us. The vesting of the shares subject to this option may be accelerated upon a change in control, pursuant to the terms and conditions of the Severance Plan.

In October 2009, Mr. Corey was appointed as our Acting President and Chief Executive Officer, positions he held until August 2010. In connection with this appointment, Mr. Corey received an option to acquire 100,000 shares of our common stock in connection with his appointment as Acting President and Chief Executive Officer. In addition, if we terminate Mr. Corey’s employment without cause within 12 months of the appointment of a permanent President and Chief Executive Officer of us, subject to his execution of a release of claims against us, Mr. Corey is entitled to (i) 12 months of his base salary then in effect, (ii) acceleration of 12 months of vesting of the shares subject to outstanding equity inventive grants, (iii) a pro rata portion of his annual bonus target under our Executive Incentive Plan for the fiscal year in which such termination occurs, and (iv) reimbursement of 12 months of applicable COBRA healthcare premiums.

In March 2010, Mr. Corey’s employment letter was supplemented to increase his salary to $472,200 while he served as our Acting President and Chief Executive Officer, retroactive to his appointment in October 2009. We also agreed to pay him an additional bonus payable three (3) months after a new Chief Executive Officer is appointed by our Board, with the bonus calculated at an annual rate of $64,800 pro-rated through the date the new Chief Executive Officer is appointed. In addition, the severance provision of Mr. Corey’s prior offer letter was modified so that if, within the year after a new Chief Executive Officer is appointed, Mr. Corey’s responsibilities do not include responsibilities designated by our Board, and if he resigns within 30 days after such responsibilities are changed, he would be entitled to the same benefits as if he had been terminated “without cause.”

In September 2010, the Compensation Committee agreed that, under Mr. Corey’s Executive Change in Control Severance Agreement, (i) if we are acquired by an entity that does not have stock listed on a U.S. equity exchange, all of Mr. Corey’s unvested stock options vest upon the closing of such a transaction, and (ii) “Good Reason” would include our being a party to a merger or acquisition, immediately after the closing of which Mr. Corey’s duties and responsibilities are materially reduced from serving as the Executive Vice President and Chief Financial Officer of the surviving publicly listed corporation.

Former President, Chief Executive Officer and Director

Mark A. Canepa, our former President, Chief Executive Officer and director, resigned in October 2009. In connection with his resignation, and in consideration for his execution of a general release of claims, our Compensation Committee agreed to provide Mr. Canepa with twelve months of continued compensation amounting to $639,354 in aggregate, to accelerate by twelve months the vesting of shares of our common stock subject to Mr. Canepa’s outstanding stock options and RSUs, and to provide twelve months of his applicable COBRA health care premiums.

Former Senior Vice President Worldwide Sales

As part of our consolidation process for our worldwide field operations, Helmut Wilke’s position as Senior Vice President Worldwide Sales was eliminated in May 2010. In connection with the elimination of this position, Mr. Wilke remained employed by us in a transitionary role until August 2010 and received a separation arrangement equal to 6 months of his base salary amounting to $142,500, and 6 months of his applicable COBRA health care premiums.

Former Senior Vice President Chief Financial Officer

Karen Rogge, our Senior Vice President and Chief Financial Officer, resigned in July 2009. In connection with her resignation, and in consideration for her execution of a general release of claims, our Compensation Committee agreed to provide Ms. Rogge with a payment of $175,000 (an amount equal to six months’ base salary at the time of her resignation). In addition, Ms. Rogge agreed that, when and if requested by us, she will provide consulting services to us as an independent contractor, at a rate of $200 per hour for consulting services actually provided to us, during the six-month period following her resignation.

Executive Change in Control Severance Plan

On February 8, 2006, the independent members of our Board, upon the recommendation of the Compensation Committee, approved the terms of an Executive Change in Control Severance Plan in order to ensure retention of key personnel and continuity of the business in the event of a change in control of the business. On August 7, 2008, the independent members of our Board, upon the recommendation of the Compensation Committee, approved an amendment and restatement of the Executive Change in Control Severance Plan. We refer to this plan, as amended and restated, as the “Severance Plan.”

Cash Compensation and Benefits

Under the Severance Plan, severance compensation, health care and other benefits are provided to a Severance Plan participant if the participant is terminated without cause or resigns as a result of certain adverse circumstances described in the Severance Plan within 12 months after a change in control, or a Double Trigger Termination. The amount of this severance compensation that would be provided to a participant is equal to that participant’s then current salary and target bonus for the applicable “severance benefit period.” The Compensation Committee has established that the severance benefit period for participants is 18 months in the case of the chief executive officer, 12 months in the case of officers who report directly to the chief executive officer and 6 months in the case of eligible vice presidents designated by the Compensation Committee. In addition, the severance benefit period establishes the period of time during which health care and other benefits are provided to a participant.

Equity Awards

The Severance Plan provides that equity awards granted prior to August 7, 2008 (the effective date of the amendment to the plan) with respect to individuals who were participants as of that date and certain other equity awards as determined by the Compensation Committee at the time of grant are treated as follows in the event of a Change in our Control:

•	if the participant’s options and SARs are not assumed or otherwise continued by the acquirer, 100% of the participant’s then unvested options and SARs would accelerate;

•

if the participant is not terminated and the acquirer assumes the participant’s outstanding options and SARs, the vesting of fifty percent (50%) of the participant’s then unvested options and SARs would accelerate as of the date of the change in control and the remainder of the participant’s unvested options and SARs would vest in equal monthly installments over a period equal to one half of the remainder of the participant’s original vesting schedule;

•

if the participant is terminated and the participant’s options and SARs are assumed or otherwise continued by the acquirer, 100% of the participant’s then unvested options and SARs would accelerate; and

•	the vesting of all other awards, including restricted stock and RSUs, would accelerate.

However, the Severance Plan further provides that, unless otherwise determined by the Compensation Committee at the time of grant, equity awards granted after August 7, 2008 (the effective date of the amendment to the plan) to participants are treated as follows in the event of a Change in our Control:

•

if equity awards are not assumed or otherwise continued by the acquirer, accelerated vesting would occur only with respect to the number of months in the applicable participant’s severance benefit period;

•	if equity awards are assumed or otherwise continued by the acquirer, acceleration of vesting of these awards would occur only upon a Double Trigger Termination, and then would accelerate 100%; and

•	all equity awards are treated the same under the plan in the event of a Change of Control.

In the event that any payment or benefit received or to be received by a participant under the Severance Plan or otherwise would subject the participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such payments as an excess parachute payment under Section 280G of the Code, then, notwithstanding the other provisions of the Severance Plan, the amount of such payments would not exceed the amount which produces the greatest after-tax benefit to the participant. The Severance Plan does not provide for payment of any applicable excise tax by us or other “gross-up” payments to offset the impact of any applicable excise tax.

Certain Definitions

For purposes of the Severance Plan, the following definitions apply:

“Cause” means the occurrence of any of the following: (i) the participant’s theft, dishonesty, misconduct, breach of fiduciary duty for personal profit, or falsification of any our documents or records; (ii) the participant’s material failure to abide by our code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (3) misconduct by the participant within the scope of Section 304 of the Sarbanes-Oxley Act of 2002 as a result of which of we are required to prepare an accounting restatement; (4) the participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of ours (including, without limitation, the participant’s improper use or disclosure of our confidential or proprietary information); (5) any intentional act by the participant which has a material detrimental effect on our reputation or business; (6) the participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from us of, and a reasonable opportunity to cure, such failure or inability; (7) any material breach by the participant of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement between the participant and us, which breach is not cured pursuant to the terms of such agreement; or (8) the participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the participant’s ability to perform his or her duties with us.

“Change in our Control” means the occurrence of any of the following:

•

any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding our securities under an employee benefit plan, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of our securities representing more than fifty percent (50%) of the total combined voting power of our then-outstanding securities entitled to vote generally in the election of directors;

•

we are party to a merger or consolidation which results in the holders of our voting securities outstanding immediately prior thereto failing to retain immediately after such merger or consolidation direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the securities entitled to vote generally in the election of our directors or the surviving entity outstanding immediately after such merger or consolidation;

•	the sale or disposition of all or substantially all of our assets or consummation of any transaction having similar effect (other than a sale or disposition to one or more of our subsidiaries); or

•

a change in the composition of our Board within any twelve (12) month period as a result of which fewer than a majority of the directors are Incumbent Directors (defined as a director who either (i) is a member of our Board as of February 8, 2006, or (ii) is elected, or nominated for election, to our Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but (iii) was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of our directors).

However, to the extent that any amount constituting nonqualified deferred compensation subject to Section 409A of the Code would become payable under the Severance Plan by reason of a Change in our Control, such amount shall become payable only if the event constituting a Change in our Control would also constitute a change in ownership or effective control of us, or a change in the ownership of a substantial portion of our assets, within the meaning of Section 409A of the Code.

Indemnity Agreements

We have entered into indemnification agreements with our executive officers and directors. These indemnification agreements require us to indemnify these individuals to the fullest extent permitted by law.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to stock and option awards and other plan-based awards, including non-equity incentive awards, granted during the fiscal year ended June 27, 2010 to our named executive officers. For a narrative description of the various plan-based awards set forth in the following table, see the discussion above under the heading “Compensation Discussion and Analysis.”

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
			Threshold ($)	Target ($)		Maximum ($)(2)
Bob L. Corey	10/28/2009	10/19/2009		0				450,000	2.09	373,635
	2/3/2010	1/31/2010		0				100,000	2.69	103,787
	2/11/2010	2/11/2010		225,000		450,000	112,500			308,250
Suresh K. Gopalakrishnan	2/11/2010	2/11/2010		114,000		228,000	57,000			156,180
Paul A. Hooper	2/11/2010	2/11/2010		112,000		224,000	56,000			153,440
Michael L. Seaton	2/11/2010	2/11/2010		106,000	(4)	212,000	53,000			145,220

(1)	Our annual cash incentives usually are (and, in fiscal year 2010, were) based upon threshold, target and maximum payout amounts set by our Board, upon the recommendation of the Compensation Committee, at the beginning of each fiscal year. However, as discussed under the heading “Compensation Discussion and Analysis – 2010 Compensation Decisions – AnnualCash Incentives,” in February 2010 the Compensation Committee determined to amend the plan and fund it with RSUs and as a result Executives were not eligible for cash bonuses for Fiscal 2010. The actual amounts earned by each named executive officer for fiscal year 2010 is set forth in the Summary Compensation Table elsewhere in this Annual Report on Form 10-K/A under the heading “Non-Equity Incentive Plan Compensation.”
(2)	The maximum amount payable if results exceed objectives was 200% for our named executive officers.
(3)	The grant date fair value is generally the amount we would expense in our financial statements over the award’s service period in accordance with ASC Topic 718, but does excludes the impact of estimated forfeitures related to service-based vesting conditions.
(4)	Reflects 40% of Mr. Seaton’s 2010 base salary ($265,000), prior to his appointment as our Vice President Worldwide Sales and Service in May 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of June 27, 2010.

OUTSTANDING EQUITY AWARDS

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Bob L. Corey	50,000	0		7.07	10/23/2013	67,500	(1)	190,350
	30,000	0		6.96	12/1/2014	45,000	(2)	126,900
	15,000	0		1.85	12/4/2018	45,000	(2)	126,900
	15,000	0		3.87	12/6/2017
	15,000	0		4.18	7/30/2017
	30,000	0		4.74	1/25/2016
	0	450,000	(3)	2.09	10/28/2019
	0	100,000	(4)	2.69	2/3/2017

Suresh K. Gopalakrishnan	73,333	36,667	(5)	4.25	10/26/2017	34,200	(1)	96,444
	60,000	0		4.89	8/4/2015	22,800	(2)	64,296
	150,000	0		7.92	3/8/2014	22,800	(2)	64,296
	0	110,000	(6)	4.25	10/26/2017
Paul A. Hooper	60,000	0		8.12	2/26/2014	33,600	(1)	94,752
	85,000	42,500	(5)	4.25	10/26/2017	22,400	(2)	63,168
	0	127,500	(6)	4.25	10/26/2017	22,400	(2)	63,168
	60,000	0		10.51	8/26/2012
	45,834	0		5.75	7/18/2013
	30,000	0		4.89	8/4/2015
Michael L. Seaton	85,000	42,500	(5)	4.25	10/26/2017	31,800		89,676
	29,375	625	(7)	3.53	8/3/2016	21,200		59,784
	0	127,500	(6)	4.25	10/26/2017	21,200		59,784

(1)	Shares vest on August 15, 2011, subject to the named executive officer’s continued employment with us.
(2)	Shares vest on August 15, 2011, subject to the named executive officer’s continued employment with us and our attainment of revenue and non-GAAP operating profit targets.
(3)	Options vest with respect to 112,500 shares on July 21, 2010, with the remaining 337,500 shares vesting monthly thereafter over a three year period at a rate of 1/48th of the entire option, subject to the named executive officer’s continued employment with us.
(4)	Options vest on April 20, 1011, subject to the named executive officer’s continued employment with us.
(5)	Options vest monthly for four years and will be fully vested on October 26, 2011.
(6)	Options vest in three equal annual installments starting on October 26, 2010.
(7)	Options vest monthly for four years and will be fully vested on July 1, 2010.

Option Exercises and Stock Vested During Last Fiscal Year

The following table sets forth certain information concerning option exercises by our named executive officers and vesting of our common stock held by them during the fiscal year ended June 27, 2010.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Bob L. Corey	—	—	5,000	12,050
Mark A. Canepa(2)	—	—	37,500	$82,000

(1)	Represents the amount realized based on the market price of our common stock on the vesting date.
(2)	Mr. Canepa resigned as our President, Chief Executive Officer and director in October 2009.

Pension Benefits and Nonqualified Deferred Compensation Plans

We do not have any plans with any of our named executive officers that provide for payments or other benefits at, following, or in connection with retirement. We also do not have any defined contribution or other plan with any of our named executive officers that provides for the deferral of compensation on a basis that is not tax qualified.

Potential Payments upon Termination or Change in Control

We have entered into the following agreements that may require us to provide compensation to our named executive officers in the event of a termination of employment or a change in control of us:

•

Offer letters of employment with Bob L. Corey. We previously entered into offer letters of employment with Mark A. Canepa and Karen Rogge, but due to their resignations and the terms of their separation, described above under the heading “Summary of Employment and Other Agreements,” the provisions in their offer letters are no longer in effect.

•	The Severance Plan.

These agreements, including the circumstances that would trigger payments or the provision of other benefits, and material conditions and obligations applicable to the recipient of payments and benefits, are described in “Summary of Employment and Other Agreements” elsewhere in this “Executive Compensation” section of this Annual Report on Form 10-K/A.

The following table describes the potential payments that we would have been required to make upon our termination of each of our named executive officers, whether or not within one year following a change in our control, had we terminated such officer as of June 27, 2010, under the assumptions set forth in the footnotes to the table. Accordingly, the table does not present information regarding named executive officers whose service to us was terminated prior to this date. Except as expressly noted, these assumptions have not actually occurred.

Name and Category of Payment	Potential Payments upon Termination Other Than for Cause ($)(1)	Potential Payments Following Change in Control without Termination Other Than for Cause ($)(2)	Potential Payments upon Termination Other Than for Cause Following Change in Control ($)(3)
Bob L. Corey
Salary(4)	472,200	—	472,200	(5)
Bonus	225,000	—	225,000	(6)
Equity award vesting acceleration(7)	507,909	—	614,556
Health and welfare benefits	15,888	—	15,888	(8)

Total	1,220,997	—	1,327,644

Suresh K. Gopalakrishnan
Salary(4)			285,000	(5)
Bonus			114,000	(6)
Equity award vesting acceleration(7)			225,036
Health and welfare benefits			15	(8)

Total			624,051

Paul A. Hooper
Salary(4)			280,000	(5)
Bonus			112,000	(6)
Equity award vesting acceleration(7)			221,088
Health and welfare benefits			22,464	(8)

Total			635,552

Michael L. Seaton
Salary(4)	—	—	275,000	(5)
Bonus	—	—	106,000	(6)
Equity award vesting acceleration(7)	—	—	209,244
Health and welfare benefits	—	—	13,056	(8)

Total	—	—	603,300

(1)	Assumes termination without “cause” as of June 27, 2010, not within one year after a change in control. “Cause” is described, as applicable to each officer, in the “Summary of Employment and Other Agreements” section of this Annual Report on Form 10-K/A. As a condition to receiving any benefits under this column, the applicable named executive officer is required to execute a general release of known and unknown claims in a form satisfactory to us.
(2)	Assumes a hypothetical change in control as of June 27, 2010, with no termination without cause within one year after the change in control. Also assumes that the company acquiring us in the hypothetical change in control did not assume or substitute equivalent replacements for the outstanding equity awards of the participants in the Severance Plan.
(3)	Assumes termination without cause as of June 27, 2010, within one year after a change in control.
(4)	The amounts listed in these rows do not include the payment of accrued salary that would be due upon termination of employment, are not adjusted for any applicable tax withholding, and do not include portions of bonuses that may be payable on a pro-rated basis based on the amount earned as of the time of the termination of employment.

(5)	Under the Severance Plan, if a participant in the Severance Plan is terminated without cause or resigns as a result of certain adverse circumstances described in the Severance Plan within 12 months after a change in control, among other things, the participant would be entitled to a lump sum payment in an amount equal to the aggregate amount of his monthly salary for a period of 18 months in the case of the chief executive officer and 12 months in the cases of the other named executive officers.
(6)	Under the Severance Plan, if a participant in the Severance Plan is terminated without cause or resigns as a result of certain adverse circumstances described in the Severance Plan within 12 months after a change in control, among other things, the participant would be entitled to a lump sum bonus payment for a period of 18 months in the case of the chief executive officer and 12 months in the cases of the other named executive officers with the applicable annual bonus amount to be based upon the aggregate of all annual incentive bonuses that would have been earned by the participant for the fiscal year of termination of employment, determined as if 100% of all applicable performance goals were achieved.
(7)	Assumes a price per share of our common stock equal to $2.82, the closing market price on June 25, 2010 (the last business day of our last fiscal year). In the case of shares of common stock or RSUs, represents the aggregate value of all shares that would be accelerated. In the case of stock options, represents the aggregate spread (i.e., the difference between the exercise price and the closing price of our common stock on June 26, 2009) with respect to all options that would be accelerated. The exercise price of all stock options held by our named executive officers as of such date was greater than $2.82 resulting in no aggregate spread value for these stock options.
(8)	Under the Severance Plan, if a participant in the Severance Plan is terminated without cause or resigns as a result of certain adverse circumstances described in the Severance Plan within 12 months after a change in control, among other things, the participant is entitled to reimbursement of 18 months of COBRA premiums in the case of the chief executive officer and 12 months of COBRA premiums in the cases of the other named executive officers. Assumes our payment of all premiums necessary to cover the applicable officer from June 27, 2010 until the 18 or 12 month anniversary thereof, as applicable, assuming that the applicable officer was covered under our group health plan as of June 27, 2010, that the officer timely elected to continue these benefits until the 18 or 12 month anniversary thereof, as applicable, and that premiums remain at the amounts in effect as of June 27, 2010.

Compensation Committee Interlocks and Insider Participation

See above under “Corporate Governance – Compensation Committee Interlocks and Insider Participation.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Actual or Potential Conflicts of Interest

We entered into an offer letter with Gordon L. Stitt, Chairman of our Board, in July 2009 pursuant to which he is to devote 60% of his time to his market development consulting duties for an aggregate annual salary of $300,000. In July 2010, the one-year term of the offer letter ended, and our Board determined to continue Mr. Stitt’s employment on a month-to-month basis, on the same terms as in his offer letter and subject to termination by either party at any time.

Reporting, Review and Approval of Related Party Transactions

Pursuant to its charter, the Audit Committee has the responsibility and duty to approve all related-party transactions after reviewing each transaction for potential conflicts of interests and other improprieties. Pursuant to our Code of Business Conduct and Ethics:

•

Each employee, including each executive officer, is prohibited from engaging in activities that compete with us or compromise our interests unless first notifying our General Counsel or our Vice President, Human Resources, and obtaining a waiver in writing in each instance. Each employee is required to inform his or her manager or our legal department of any conflict of interest, and is encouraged to consult with his or her manager or our legal department if the employee becomes aware of any conflict or potential conflict, or has a question as to a potential conflict.

•

Each member of our Board is prohibited from participating in any activities that are contrary to our interests, or which interfere with the director’s ability to perform his or her duties objectively and effectively, or which interfere with the director’s duty of loyalty to us and our stockholders. Each member of our Board is required to disclose to our Board any potential conflict of interest regarding or personal interest in any transaction our Board is considering. As to any potential conflict, the independent directors consult, as appropriate, with management and counsel in assessing the potential conflict, and the appropriate action or procedure for addressing or avoiding the potential conflict. A director is required to recuse himself or herself from participation in any deliberation or decision regarding a matter or transaction in which there is a conflict of interest between our interests and the director’s personal interests or the interests of any other entity to which the director provides services. In the event a director becomes aware of any potential corporate opportunity that the director believes would have any direct or indirect value to us, the director is required to advise the Chief Executive Officer or our Board of the opportunity. In addition, each director is required to notify our Board of any outside board seats, public or private, on which the director has agreed to serve. Related party transactions in which a director may be involved are subject to the review of the Audit Committee.

•

The Code of Business Conduct and Ethics provides the following non-exhaustive list of examples of actual or potential conflicts with respect to the persons subject to the Code of Business Conduct and Ethics, which we refer to as a “Subject Person”:

•	receipt, by a Subject Person or a member of his or her family, of improper personal benefits as a result of the Subject Person’s position with us;

•	use by the Subject Person of our property for his or her personal benefit;

•	engagement by the Subject Person in activities that interfere with the Subject Person’s loyalty to us or his or her ability to perform duties or responsibilities effectively;

•	work by a Subject Person simultaneously (whether as an employee or a consultant) for a competitor, customer or supplier;

•

a Subject Person, or a member of his or her family, having a financial interest in a customer, supplier or competitor which is significant enough to cause divided loyalty with us, or the appearance of divided loyalty (with the significance of a financial interest depending on many factors, such as size of investment in relation to the Subject Person’s income, net worth and/or financial needs, the Subject Person’s potential to influence decisions that could impact the Subject Person’s interests, and the nature of the business or level of competition between us and the supplier, customer or competitor);

•

acquisition, by a Subject Person or a member of his or her family, of an interest in property (such as real estate, patent or other intellectual property rights or securities) in which the Subject Person has reason to know we have, or might have, a legitimate interest;

•

receipt, by a Subject Person or a member of his or her family, of a loan or a guarantee of a loan from a customer, supplier or competitor (other than a loan from a financial institution made in the ordinary course of business and on an arm’s-length basis);

•

a Subject Person’s divulging or using our confidential information – such as financial data, customer information, or computer programs – for the Subject Person’s own personal or business purposes that are not first approved by our VP General Counsel or VP Human Resources in writing;

•

a Subject Person’s making gifts or payments, or providing special favors, to customers, suppliers or competitors (or their immediate family members) with a value significant enough to cause the customer, supplier or competitor to make a purchase, or take or forego other action, which is beneficial to us and which the customer, supplier or competitor would not otherwise have taken;

•	a Subject Person’s being given the right to buy stock in other companies or receipt of cash or other payments in return for promoting the services of an advisor, such as an investment banker, to us;

•	a Subject Person’s, or his or her family member’s, solicitation or acceptance of valuable gifts, payments, special favors or other consideration from customers, suppliers or competitors; and

•	a Subject Person’s giving or receipt or gifts not in compliance with the Foreign Corrupt Practices Act.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person. Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with in the fiscal year ended June 27, 2010, except that Forms 3 were not timely filed for Suresh K. Gopalakrishnan, Paul A. Hooper, Diane Honda and Justin DiMacchia, and Forms 4 for each of our directors were not timely filed with respect to their annual equity compensation awarded in December 2009.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain two compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of the 2005 Plan and the Purchase Plan, which have been approved by our stockholders. The Purchase Plan was adopted by our Board in January 1999, and was approved by our stockholders in February 1999. The 2005 Plan was adopted by our Board in October 2005, and was approved by our stockholders in December 2005, replacing our prior equity compensation plans. The 2005 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the administrator of the 2005 Plan (the Compensation Committee or other committee or subcommittee of our Board or, in the absence of a committee, our Board) may not provide for either the cancellation of outstanding options or SARs in exchange for the grant of new options or SARs at a lower exercise price or the amendment of outstanding options or SARs reduce the exercise price.

The following table summarizes our equity compensation plans as of June 27, 2010:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by security holders	12,133,518	(2)	3.19	17,230,368	(3)
Equity compensation plans not approved by security holders	266,922	(4)	7.15	0

Totals	12,400,440		4.24	17,230,368

(1)	Represents shares available for issuance under our 2005 Plan.
(2)	Of this amount, options for 7,047,755 and 2,815,901 shares of restricted stock were outstanding under the 2005 Plan, and options for 2,269,862 were outstanding under the 1996 Stock Option Plan.
(3)	Of this amount, 3,817,664 shares were available for issuance under the Purchase Plan and 13,412,704 shares were available for issuance under the 2005 Plan.
(4)	Of this amount, options for 136,402 shares were outstanding under the 2000 Nonstatutory Stock Option Plan and options for 130,520 were issued under the 2001 Nonstatutory Stock Option Plan. Excludes 1,956 outstanding options with an average exercise price of $1.193 that were assumed in connection with acquisitions. No additional options are available for future issuance under the acquired plans.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of the Securities and Exchange Commission’s Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended June 27, 2010, as amended.

The material in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, shall be deemed “furnished” in our Annual Report on Form 10-K for the fiscal year ended June 27, 2010, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as a result of furnishing the disclosure in this manner.

COMPENSATION COMMITTEE

Charles Carinalli, Chairman

John C. Shoemaker

Edward B. Meyercord, III

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Extreme Networks, Inc. (the “Company”) oversees the quality of the Company’s financial statements and its financial reporting on behalf of the Board. Management has the primary responsibility for the financial statements, maintaining appropriate accounting and financial reporting principles and policies and the reporting process, including internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, is responsible for expressing opinions on the Company’s annual financial statements and its internal control over financial reporting as of the end of the fiscal year. It is not the duty or responsibility of the Audit Committee or its members to conduct any type of auditing or accounting review or procedure, and each member of the Audit Committee relies on the integrity of those persons and organizations within and outside of the Company from whom the Audit Committee receives information and the accuracy of the financial and other information provided to the Audit Committee.

The current members of the Audit Committee are Charles Carinalli, John H. Kispert, Harry Silverglide and John C. Shoemaker. Each member of the Audit Committee has been determined by the Board to be independent for purposes of the NASDAQ Marketplace Rules and the rules of the U.S. Securities and Exchange Commission (the “SEC”) as these rules apply to audit committee members. The Board has determined that Mr. Kispert is an “audit committee financial expert,” as defined in the rules of the SEC.

The Audit Committee has discussed and reviewed with the Company’s independent auditors all matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees, SEC rules and other professional standards. The Audit Committee has received from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Ethics and Independence Rule 3526 of the Public Company Accounting Oversight Board, “Communication with Audit Committee Concerning Independence,” discussed with the independent auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the independent auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the Company’s independent auditors, with and without the Company’s management present, to discuss the results of their audit of the Company’s financial statements and its internal control over financial reporting as of the end of the fiscal year, the Company’s internal audits and the overall quality of the Company’s financial reporting. Additionally, the Audit Committee has discussed and reviewed with the Company’s management the audited financial statements and management’s report on internal control over financial reporting as of the end of the fiscal year.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 27, 2010 for filing with the SEC. The Audit Committee and the Board have also recommended ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 26, 2011.

The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and its internal control over financial reporting as of the end of fiscal year 2010 and for their review of the unaudited interim financial statements included in the Company’s Quarterly Reports on Forms 10-Q for fiscal year 2010, including accounting consultations on matters addressed during the annual audit and interim reviews were $1,560,000. The aggregate fees billed for professional services rendered by Ernst & Young LLP, other than the audit and audit-related fees, were $204,000. These fees were for professional services including domestic and foreign tax-planning, consultation, special projects and tax return preparation, and procedures related to the filing of corporate documents.

AUDIT COMMITTEE

John H. Kispert, Chairman

Charles Carinalli

John C. Shoemaker

Harry Silverglide

The foregoing Audit Committee Report shall not be deemed to be filed or incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be brought before an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in the rules of the SEC. Under our Bylaws, in order for a stockholder proposal to be properly brought before any annual meeting, the proposal must be timely and received at our principal executive offices, addressed to the Secretary, not later than July     , 2011, which is 120 days prior to the one-year anniversary of this year’s mailing date for this Proxy Statement. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than July     , 2011. If the date of the annual meeting is advanced by more than 30 calendar days from the date of this Proxy Statement or the proposal is for a special meeting, we must receive notice of any stockholder proposals not later than the close of business on the tenth day following the day on which the date of the meeting is publicly announced.

If a stockholder proposal is brought before the 2011 Annual Meeting, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, in several circumstances, including if we provide information in the proxy statement for the meeting (a) regarding the nature of the matter and (b) advising stockholders how management intends to exercise its discretion to vote on the matter.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, we know of no business that will be conducted at the 2010 Annual Meeting, other than as described in this Proxy Statement. If any other matter is properly brought before the 2010 Annual Meeting, or any adjournment or postponement of the 2010 Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxy on such matters in their discretion.

COMMUNICATING WITH EXTREME NETWORKS

You can obtain information about us by one of the following methods:

1. Our home page on the Internet, located at http://www.extremenetworks.com, gives you access to product and marketing information, in addition to recent press releases, financial information and stock quotes, as well as links to our filings with the SEC. Online versions of this Proxy Statement, our 2010 Annual Report, and our letter to stockholders are located at http://investor.extremenetworks.com.

2. To have information such as our latest quarterly earnings release, 2010 Annual Report, or Quarterly Report on Form 10-Q mailed to you, please contact our Investor Relations at (408) 579-3030.

For other questions that you wish to direct via telephone, you may contact our Investor Relations department at (408) 579-3030.

Should you wish to send correspondence, you may send it either to (1) our Investor Relations department, or (2) if you wish for your correspondence to directly reach our Board, you may send it to our Lead Director, who has been selected by our independent directors to receive, distribute and arrange responses for communications from our stockholders to our Board.

In sending any correspondence, you should use the following address:

Extreme Networks, Inc. 3585 Monroe Street Santa Clara, CA 95051 Attn: Investor Relations -or- Attn: Lead Director

We encourage you to conserve natural resources, as well as reduce printing and mailing costs, by signing up for electronic delivery of stockholder communications at http://investor.extremenetworks.com. For more information, see above under the heading “Electronic Delivery of Stockholder Communications.”

BY ORDER OF THE BOARD OF DIRECTORS

Oscar Rodriguez President and Chief Executive Officer

Appendix A

RESTATED CERTIFICATE OF INCORPORATION

OF

EXTREME NETWORKS, INC.

(AS PROPOSED)

(Pursuant to Sections 242 and 245 of the General Corporation Law of the

State of Delaware)

Extreme Networks, Inc., a corporation organized and existing under the

General Corporation Law of the State of Delaware on January 7, 1999, (the

“Corporation”) certifies as follows:

1.	The Corporation’s Restated Certificate of Incorporation was duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law.

2.	The Corporation’s Certificate of Incorporation is restated to read in full as follows:

FIRST: The name of the Corporation is Extreme Networks, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is Incorporating Services, Ltd., 15 East North Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:

A.	The Corporation is authorized to issue a total of ~~152,000,000~~ 752,000,000 shares of stock in two classes designated respectively “Preferred Stock” and “Common Stock”. The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 2,000,000 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is ~~150,000,000~~ 750,000,000. All of the authorized shares shall have a par value of $0.001.

The shares of Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued series of Preferred Stock, and to fix the number of shares of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

FIFTH:	The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

A.	The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.	The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C.	On and after the closing date of the first sale of the Corporation’s Common Stock pursuant to a firmly underwritten registered public offering (the “IPO”), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Prior to such sale, unless otherwise provided by law, any action which may otherwise be taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent describing such actions is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

D.	Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

SIXTH:

A.	The number of directors shall initially be set at ~~five (5)~~ nine (9) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). ~~Upon the closing of the IPO~~ Subject to the succeeding provisions of this Section A, the directors shall be divided into three classes ~~with the term of office of the first class (~~designated Class I,~~) to expire at the first annual meeting of the stockholders following the IPO; the term of office of the second class (~~Class II~~) to expire at the second annual meeting of stockholders held following the IPO; the term of office of the third class (~~and Class III~~) to expire at the third annual meeting of stockholders; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election~~. At the 2010 annual meeting of stockholders, the Class III directors shall be elected for a term expiring at the third succeeding annual meeting of stockholders (the “2013 Annual Meeting”), and any director appointed to fill the vacant Class III position shall serve for a term expiring at the 2013 Annual Meeting. At each annual meeting of stockholders commencing with the 2011 annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term expiring at the next annual meeting of stockholders. Commencing with the 2013 Annual Meeting, the foregoing classification of the Board of Directors shall cease, and all directors shall be elected or appointed for terms expiring at the next annual meeting of stockholders. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Section ~~3~~ C below may be filled at a special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

B.	Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office ~~for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires~~ until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C.	Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Section ~~1~~ A above. Directors so chosen shall hold office ~~for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires~~ until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

SEVENTH:	The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH:	A director of the Corporation shall not be personally liable t the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH:	The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

November     , 2010

EXTREME NETWORKS, INC.

Proxy for the Annual Meeting of Stockholders

To be held on Wednesday, December 15, 2010

Solicited by the Board of Directors

The undersigned hereby appoints Oscar Rodriguez and Diane C. Honda, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Extreme Networks, Inc., a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Extreme Networks, Inc. to be held at the Executive Briefing Center, Extreme Networks, Inc., 3585 Monroe Street, Santa Clara, California 95051, on Wednesday, December 15, 2010 at 2:00 p.m. local time, and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Extreme Networks Proxy Statement dated November     , 2010 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2 AND 3 SET FORTH IN THE PROXY STATEMENT.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE

SIDE

☒	Please mark votes as in this example

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

A vote FOR the following proposals is recommended by the Board of Directors:

i. To elect two Class III directors to hold office for a three-year term and until their successors are elected and qualified or until their earlier resignation or removal:

Charles Carinalli

John C. Shoemaker

☐	FOR	☐	WITHHOLD ALL	☐	FOR ALL EXCEPT

(INSTRUCTION: To withhold authority to vote for the nominee, mark “FOR ALL EXCEPT” and write the nominee’s name in the line below:                                               .

ii. To amend and restate the Restated Certificate of Incorporation to declassify the Board of Directors

☐	FOR	☐	AGAINST	☐	ABSTAIN

iii. To ratify the appointment of KPMG LLP, independent registered public accounting firm, as Extreme Networks, Inc.’s independent auditors for the fiscal year ending June 26, 2011.

☐	FOR	☐	AGAINST	☐	ABSTAIN

iv. The transaction of such other business as may properly come before the meeting.

☐	FOR	☐	AGAINST	☐	ABSTAIN

FOR ADDRESS CHANGES PLEASE CHECK THIS BOX AND WRITE THEM ON BACK WHERE INDICATED	☐	PLEASE INDICATE IF YOU PLAN TO ATTEND THE MEETING	☐ YES	☐ NO

Please sign here. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.	Signature [Please Sign Within Box] Signature (Joint Owners):	Date: Date: